                                                                   EXHIBIT 10.65


                     PMPA MOTOR FUELS FRANCHISE AGREEMENT
                     ------------------------------------


     THIS AGREEMENT is made as of this 23rd day of July, 1999 (the
"Effective Date"), by and between Mobil Oil Corporation a New York corporation having its principal place of business at 3225 Gallows Road, Fairfax, Virginia 22037 ("Mobil"), and Petro Stopping Centers L.P., a Delaware limited partnership having its principal place of business at 6080 Surety Drive, El Paso, Texas 79905 ("Petro").


                             PRELIMINARY STATEMENTS
                             ----------------------


Mobil and Petro, for good and valuable consideration, have entered into this PMPA Motor Fuels Franchise Agreement ("Agreement") for the sale of Mobil-branded diesel fuel and gasoline at Petro's nationwide system of truckstops ("Truckstops") located on the United States interstate highway network, which system Petro operates directly or franchises through independent franchisees ("the Petro System"), subject to all of the terms and conditions set forth below. For purposes of this Agreement, "Truckstops" shall mean retail diesel fueling sites which have as their primary business the sale of diesel fuel or the furnishing or sale of goods or services to the over-the-road trucking industry and include, but are not limited to, pumper sites and multi-service travel plazas. Simultaneously with the execution of this Agreement, Petro and a Mobil Affiliate have executed that certain partnership agreement for Petro Stopping Centers Holdings, L.P., a Delaware limited partnership.


                                   ARTICLE 1
                                PMPA Franchise
                                --------------


1.1  Establishment of PMPA Franchise.  Petro hereby agrees to purchase Mobil-
     -------------------------------
     brand low-sulfur diesel fuel ("Mobil Diesel") and Mobil-brand gasoline ("Mobil Gasoline") from Mobil for sale and distribution under Mobil's trademarks within the Petro System. For purposes of this agreement, Mobil Diesel and Mobil Gasoline may be collectively referred to as "Mobil Motor Fuels." By this Agreement, Mobil and Petro hereby establish a "franchise" and a "franchise relationship", as defined by the Petroleum Marketing Practices Act, 15 U.S.C. Sections 2801-2806 (the "PMPA"). Mobil hereby grants Petro (a) the right to use Mobil's trademarks in connection with the retail sale of Mobil Motor Fuels at the Base Business Truckstops (as defined in Section 1.7 herein) and such other Truckstops which are operated by Petro and approved by Mobil under Section 3.3 ("Petro Branded Sites"), and (b) the right to grant Petro's independent franchisees within the Petro System ("Petro Operators") the use of Mobil's trademarks in connection with the retail sale of Mobil Motor Fuels at Truckstops ("Operator Branded Sites"), provided such Petro Operators are supplied Mobil Diesel and/or Mobil Gasoline by Petro under this Agreement, operate such Truckstops within the Petro System, and are approved by Mobil under Section 3.3.
     Petro Branded Sites and Operator Branded Sites are sometimes collectively referred to in this Agreement as "Branded Sites". The Base Business Truckstops approved by Mobil as of the Effective Date for the sale of Mobil Diesel are listed on Exhibit A attached hereto. The Base Business Truckstops approved by Mobil as of the Effective Date for the sale of Mobil Gasoline are listed on Exhibit B attached hereto. The grant of rights under this Section 1.1 is subject to the detailed provisions of the remaining Articles and Sections of this Agreement. The grant of rights under this Section 1.1 applies only to the supply of Mobil Motor Fuels to Truckstops within the Petro System and is not intended to give Petro any rights outside the Petro System or any rights with respect to sites which are not Truckstops or any rights with respect to any Mobil products other than Mobil Motor Fuels. This PMPA Motor Fuels Franchise Agreement between Petro and Mobil is separate and distinct from Petro's business format franchise agreement under which Petro allows its franchisees to operate "Petro Stopping Centers" travel centers and to use the Petro trademark and from any other agreement (including the Master Supply Contract for Resale of Oils and Greases) between Petro and Mobil, or their respective affiliates.


1.2  Relationship of the Parties.  The parties intend for this Agreement to
     ---------------------------
     govern the PMPA franchise and franchise relationship between them and the purchase, sale and distribution of Mobil Motor Fuels. For purposes of this Agreement, Mobil and Petro acknowledge that they are separate business entities, and are not joint venturers, partners, agents or fiduciaries of each other. Mobil and Petro do not have the power to bind or obligate each other, except as may be expressly provided otherwise in this Agreement or any amendments to this Agreement.


1.3  Acknowledgments.
     ---------------
     (a) Petro hereby acknowledges that: (a) Mobil has made a substantial investment in developing its own numerous marketing premises as Mobil-branded retail-fuel outlets; (b) Mobil has developed Mobil-branded retail-fuel outlets throughout the country which are distinguished by design, trademark, decor, promotions and graphics; (c) Mobil has built valuable goodwill throughout the country and has fostered confidence in the motoring public in Mobil-branded retail-fuel outlets and products bearing Mobil's trademarks; (d) Mobil has advertised its Mobil products extensively throughout the country; (e) the continued success of Mobil, of Mobil dealers, and of Petro as a Mobil distributor, as well as all other Mobil distributors, is dependent upon each Mobil distributor and Mobil dealer maintaining the highest standards of service station and/or facility operation, cleanliness, product quality, personal commitment to high performance and customer service; and (f) Petro's conduct and the conduct and personal performance of Petro Operators will impact on Mobil's efforts to achieve high standards so long as Petro and Petro Operators represent the Mobil trademarks and products to the public.


     (b) Mobil hereby acknowledges that: (a) Petro has made a substantial investment in developing its own franchise system including a franchise billing system and numerous marketing premises as "Petro Stopping Center" travel centers; (b) Petro has developed Petro System locations throughout the country which are distinguished by design, trademark, decor, promotions and graphics; (c) Petro has built valuable goodwill throughout the country and has fostered confidence in the trucking industry in Petro System locations and products bearing Petro's trademarks; and (d) Petro has advertised its Petro System extensively throughout the country.


     (c) The parties acknowledge that certain systems, programs, manuals and other information developed for Mobil-branded retail-fuel outlets or the Petro System are proprietary. Upon either party designating any system, program, manual or other information as being confidential or proprietary, the receiving party will treat the information accordingly.

1.4  Representations and Assurances.  Petro represents to Mobil that Petro will
     ------------------------------
     manage the franchise so as to maintain and enhance the public acceptance of Mobil's trademarks and Mobil products. Accordingly, Petro shall manage the franchise so as to meet or exceed Mobil's high standards of retailing, appearance, customer service and product quality; to refrain from conduct which will detract from the value of Mobil's trademarks or which would tend to lower the public acceptance of Mobil dealers and operators; to conduct its business to ensure that Petro, at Petro Branded Sites, operates and maintains the business at a level which meets or exceeds Mobil's high standards; and to exert commercially reasonable efforts to ensure that Petro Operators, at Operator Branded Sites, conduct their businesses at a level which meets or exceeds Mobil's high standards. Without limiting any other provisions of this Section 1.4, Petro shall meet or exceed at Petro Branded Sites, and use commercially reasonable efforts to ensure that Petro Operators meet or exceed at Operator Branded Sites, the minimum standards as set forth in this Agreement including, without limitation, the standards under Articles 3, 5, 6, 7 and 8. Mobil represents to Petro that Mobil will supply diesel fuel and gasoline from the Exhibit D Terminals that meets or exceeds minimum industry and governmental specifications for same. THESE OBLIGATIONS AND COMMITMENTS UNDERTAKEN BY MOBIL AND PETRO ARE REASONABLE AND OF MATERIAL SIGNIFICANCE TO THE FRANCHISE RELATIONSHIP AND ARE THE VERY ESSENCE OF THIS AGREEMENT.


1.5  Breach of Representations and Assurances.  For purposes of this Section 1.5
     ----------------------------------------
     and other sections of this Agreement dealing with Mobil's right to debrand any Branded Site or to terminate or non-renew this Agreement, Mobil agrees to provide to Petro notice of any violations along with a reasonable opportunity to cure such violations, except in the case of egregious violations such as misbranding, before it takes action to debrand, terminate or non-renew. Petro's failure or refusal to comply with the obligations outlined in this Agreement at any Branded Site shall constitute grounds for Mobil's disapproval or withdrawal of approval of such Branded Site. Petro's continued or widespread failure or refusal to comply with the obligations outlined in this Agreement shall constitute grounds for Mobil's termination or nonrenewal of this Agreement and the franchise relationship between Mobil and Petro. Any failure or refusal of a Petro Operator at an Operator Branded Site to comply with the obligations outlined in this Agreement, which shall be part of any supply agreement between Petro and the Petro Operator with respect to the sale or distribution of Mobil Motor Fuels, shall constitute grounds for Mobil's
     disapproval or withdrawal of approval of such Operator Branded Site.   Upon
     any such termination, nonrenewal, disapproval or withdrawal of approval, Petro shall remove, or use commercially reasonable efforts to cause to be removed, and return to Mobil, if applicable, any Mobil color schemes, trademarks, brand names, logos, signs, advertising and other references to Mobil in connection with the sale or distribution of Mobil Motor Fuels as provided in Article 3. Any authorizations or contractual agreements between Petro and any Petro Operator to use Mobil's trademarks is subject to, and must incorporate, the preceding provisions of this Section 1.5. Nothing in this Section 1.5 is to be construed to create any relationship, direct or indirect, between Mobil and any Petro Operator who shall remain the sole and exclusive franchisee of Petro with respect to Mobil Motor Fuels.

1.6  Mobil's Rights and Obligations to Establish Other Mobil Branded Retail
     ----------------------------------------------------------------------
     Outlets.
     -------
     The provisions of Section 1.6 are set forth on Schedule 1 to Exhibit D.


1.7  Petro's Obligations With Regards to Base Business.   The term "Base
     -------------------------------------------------
     Business" as used herein shall refer to all (i) Petro Branded Sites as of December 31, 1998 and (ii) non-exempt franchise sites as of December 31,
     1998.   "Exempt franchise sites" shall include all Truckstop locations existing as of the Effective Date or hereafter opened by any franchisee which operated a Petro Truckstop prior to February 2, 1997 and all Petro Operator Branded Truckstops, which at the time of franchising are then a Mobil branded fuels distributor or dealer.

     (a) All Branded Sites approved for the sale of Mobil Diesel are listed on Exhibit A attached hereto and made a part hereof.

     (b) Petro shall use and permit Mobil to have installed at Mobil's sole expense, as allowed by local zoning ordinances and applicable laws, Mobil's identification signs, trademarks and color schemes for the sale of Mobil Diesel at the Petro Branded Sites listed on Exhibit A within the Petro System. In the alternative, by mutual agreement between parties, Petro shall install such signs, trademarks and color schemes and, upon verification that such work has been completed to Mobil's standards and specifications and receipt by Mobil of proper invoices evidencing the completed work, Mobil shall reimburse Petro for such installation. Petro shall exert commercially reasonable efforts, subject to all applicable laws, to cause Petro Operators to sell and distribute Mobil Diesel. Petro shall, in its supply agreements with Petro Operators who agree to sell Mobil Diesel, include a provision requiring the Petro Operator to install and use, as allowed by local zoning ordinances, Mobil's identification signs, trademarks and color schemes for the sale of Mobil Diesel at such Branded Site.

     (c) All Branded Sites approved for the sale of Mobil Gasoline are listed on Exhibit B hereto and made a part hereof.

          Notwithstanding the foregoing, Petro and Mobil acknowledge that as of the Effective Date there are three (3) truckstops included within the Petro Branded Sites that Mobil has requested be supplied through a third party Mobil distributor, to wit:

                 Effingham, Illinois - Tri-Star
                 Toledo, Ohio - Lenawee Fuels
                 Beaumont, Texas - Tri-Con

          (collectively the "Excluded Petro Gasoline Branded Sites").

          Gasoline sold from the Excluded Petro Gasoline Branded Sites shall not be included in any gallon or volume calculation with respect to or under this Agreement.

1.8  Petro's Obligations to Brand New Sites Mobil Diesel
     ---------------------------------------------------
     Other than with respect to exempt franchise sites, during the Term of this Agreement, Petro will sell, or will cause its Operators during the Term of this Agreement to sell, subject to applicable law and existing supply agreements, Mobil Diesel at any new Petro Truckstop Site that Mobil desires to sell Mobil Diesel, including Petro Operated Sites.

     The term "New Sites" as used herein shall refer to all (i) Petro Branded Sites opened on or after January 1, 1999 and (ii) all non-exempt franchise sites opened on or after January 1, 1999.

     As new sites are branded Diesel, whether Petro Branded Sites or Operator Branded Sites, such New Sites shall be described on Exhibit A attached hereto and made a part hereof, and such Exhibit A shall be prepared by Mobil and updated by Mobil from time to time.


1.9  Petro's Obligations to Brand New Sites Mobil Gasoline.  Other than with
     -----------------------------------------------------
     respect to exempt franchise sites, at all new Petro Truckstop Sites located in areas listed on Exhibit E at which Mobil desires to sell Mobil Gasoline, including sites operated by Petro Operators, Petro will sell, or will cause its Operators during the Term of this Agreement to sell, subject to applicable law and existing supply agreements, on terms and conditions provided herein and in the supply agreement between Petro and the Petro Operator, Mobil Gasoline at such Site.

     For all new Petro Branded Sites not located in areas listed on Exhibit E, including sites operated by Petro Operators, Petro may sell, and allow its Operators to sell, any gasoline including gasoline supplied under the trademark of a refiner or fuel marketer. For all new Petro Truckstop sites located in areas listed on Exhibit E at which Mobil does not desire to sell Mobil Gasoline, including sites operated by Petro Operators, Petro may sell gasoline at such Truckstop under Petro's proprietary trademarks and logos applicable generally to the Petro System.

     As New Sites Branded Mobil Gasoline are added, whether Petro Branded Sites or Operator Branded Sites, such new sites shall be set forth on Exhibit B attached hereto and made a part hereof, and such Exhibit B shall be prepared by Mobil and updated by Mobil from time to time.


1.10 No Franchise Relationships Between Mobil and Petro Operators
     ------------------------------------------------------------
     NOTHING CONTAINED IN THIS AGREEMENT IS TO BE CONSTRUED AS CREATING A FRANCHISE OR FRANCHISE RELATIONSHIP BETWEEN MOBIL AND ANY PETRO OPERATOR WITH RESPECT TO THE SALE OR SUPPLY OF DIESEL OR GASOLINE UNDER THE PMPA OR UNDER ANY OTHER FEDERAL OR STATE LAW.

     Any franchise or franchise relationship covering the sale or supply of Mobil Motor Fuels to Petro Operators shall exist only if, and upon the terms of, a separate written agreement between Petro, on the one part, and the Petro Operator, on the other part.

1.11 Term of Agreement.
     -----------------
     (a)  The initial term of this Agreement shall be for a fixed period of ten
          (10) years, commencing on the Effective Date, unless earlier terminated as provided herein.

     (b) Mobil shall have an option upon expiration of the initial term of this Agreement, to extend the term hereof for an additional five (5) year period (the "renewal period"). The renewal period of this Agreement shall be for the same consideration and under the same terms and conditions as herein provided and no new agreement need be entered into. The initial term and the renewal period, if applicable, shall be referred to herein as the "Term".

     (c) Notwithstanding anything to the contrary contained herein, in the event Mobil exercises the right provided for in Subsection (b) above to extend the initial term for the renewal period, Mobil shall provide written notice of such election not less than one hundred eighty (180) days prior to the expiration of the initial term. In the event Mobil elects to so extend the Term of the Agreement, Petro shall have the right to cancel the Agreement at the end of the initial term provided Petro gives Mobil written notice of such election within sixty (60) days prior to expiration of the initial term and pays to Mobil on the last day of the initial term a termination fee, calculated as follows:

          (i) Total Reference Volume gallons (as defined in Section 2.3(b)) hereof of Mobil Diesel for calendar year 2009, multiplied by $.0035 per gallon, multiplied by five (5) years equal gross amount owed; plus

          (ii) Total gallons of Mobil Branded gas purchased by the Petro Branded Sites during calendar year 2009, multiplied by $.03 per gallon, multiplied by five (5) years equal gross amount owed.

     The aggregate of the gross amounts, discounted at twelve percent (12%), shall equal the termination fee. Payment of the termination fee shall be made to Mobil within 15 days of Petro's written cancellation notice to Mobil.

                                   ARTICLE 2
                              General Sales Terms
                              -------------------

2.0  Definitions
     -----------

     "Permanent Adjustment" means (i) a Temporary Adjustment which occurs for any one hundred-eighty (180) day period during any two (2) consecutive years as to any particular Truckstop; or (ii) when Mobil declares it is making a permanent change to the Reference Volume stated on Exhibit D,
     Schedule 2; or (iii) if a decision is made by the Board of Directors of Petro Stopping Centers, L.P. to divest a location; or (iv) as a result of an action of eminent domain, a truckstop operations must be permanently shut down.

     "Temporary Adjustment" is a reduction in the Reference Volume Mobil due to
     (i) Mobil's inability to supply product at a Terminal listed on Exhibit D,
     Schedule 2 for a period greater than twenty-four (24) hours; or (ii) because of a condition of force majeure, Petro is unable to operate the truckstop fueling facility for a period of greater than twenty-four (24) hours; or (iii) Petro is unable to acquire product from a Terminal for a period of greater than twenty-four (24) hours as a result of force majeure. Petro shall advise Mobil of any said outages in a timely fashion in order to establish a Temporary Adjustment. For purposes of calculating any Monthly Temporary Adjustment, the information provided by Petro as to Mobil Diesel gallons purchased, changes to the Branded Site's monthly allocation of Current Year Reference Volume and Temporary and/or Permanent Adjustments shall be accepted and relied upon by both Mobil and Petro, absent Mobil's evidence to the contrary.

     In the event of any debranding due to customer complaints not related to fuel product quality of a Branded Site, the Current Year Reference Volume shall be reduced, on a prorated basis, to delete therefrom the Reference Volume allocated to such debranded Branded Site.


2.1  Terminal Locations, Price, Quantities  - Product from Mobil Sources
     -------------------------------------------------------------------
     (a) First Year Agreement. From the Effective Date and continuing through the remainder of 1999, the Reference Volume shall be as set forth in Schedule D, prorated from the Effective Date hereof.

     (b)  Terminal and Quantity Changes.

          (i) Substitution Rights. Petro and Mobil agree that Mobil has the obligation to provide the volume quantity from the Exhibit D terminals as set forth on Exhibit D. Mobil has the right, but not the obligation in the event the contracted volume is not available at the designated Exhibit D terminal, upon not less than four (4) hours' prior notice by telephone to Petro, to substitute another terminal for any of the Exhibit D Terminals, from which the supply will be available at the same price and on the same terms and conditions, provided the substituted terminal does not increase by more than twenty (20) miles round trip the distance that Petro must haul Mobil Motor Fuel to each Branded Site served by the affected original Exhibit D Terminal. Upon and during the period such substitution, such substituted terminal shall be considered an Exhibit D Terminal for all purposes and the quantity and price provisions relating to the affected Exhibit D Terminal will continue to apply to Mobil Motor Fuels lifted from such substitute terminal.

                 In the event that Mobil arranges for an alternative or substitute terminal source, Mobil shall bear all responsibility and expense for arranging billing and accounting for the sale and purchase of the Mobil Diesel therefrom, so as not to affect the delivery of such supply to Petro or the accounting of the purchase therefore.

                 In the event that within twenty-four (24) hours, Mobil cannot find a terminal within twenty (20) miles roundtrip or chooses not to have a substitute terminal, then Petro is not obligated to take the volume. If Petro does not take the volume as provided, then it becomes a Temporary Adjustment for the period.

          (ii)   A deletion or reduction of quantities by Mobil under this
                 Section 2.1(b) is not to be construed as a request for an amendment under Section 2.3(c)(ii) of the Agreement.

     (c) Suspension, reduction, deletion of product quantities. Petro may request a Temporary Adjustment or Permanent Adjustment of product quantities listed on Exhibit D based on events of force majeure or as otherwise proved in Section 2.0 herein. In such event the Reference Volume for that terminal or terminals will be reduced accordingly.

     (d) Amendment by Mutual Agreement. Upon mutual agreement to amend Exhibit D, the parties may at any time add, substitute or delete terminals to or from the Exhibit D Terminals and modify related prices or quantities, provided such amendment will not affect Petro's obligation to pay to Mobil the Annual Price Adjustment in any Calendar Year.

     (e) If Petro opens a new Petro Branded Site during the Term of this Agreement that is a full service or pumper Travel Center for the sale of Mobil Diesel and Mobil approves it for the sale of Mobil Diesel pursuant to Section 3.3 and Mobil agrees to supply diesel fuel to the new Petro Branded Site from Exhibit D Terminals (as Exhibit D may be amended from time to time), the "Current Year Adjusted Baseline Volume" as defined in Section 2.3(b) will be increased by the volume Mobil agrees to supply up to the estimated yearly gallons ("EYG") as determined by Petro for such new Petro Branded Site (the "New Site Diesel Reference Volume"). The New Site Diesel Reference Volume for each new Petro Branded Site shall represent the volume Mobil agrees to supply for such new Petro Branded Site for a period of time equal to the remainder of the calendar year (on a prorated basis) during which such New Petro Branded Site is opened (after giving effect to a ninety (90) day grace period following the date of opening). Commencing with the new Petro Branded Site's first calendar year of operation, the New Site Diesel Reference Volume shall be included in calculating the Current Year Adjusted Baseline Volume for purposes of calculating the annual quantities of Motor Fuels to be supplied for subsequent years during the Term of this Agreement.

          If Mobil does not agree to supply the new Petro Branded Site with any
                        ---
          diesel fuel from an Exhibit D Terminal (as amended), no New Site Diesel Reference Volume will be established for such new Petro Branded Site and the Current Year Adjusted Baseline Volume will not increase because of the new Petro Branded Site.

     (f) With the exception of all exempted franchised sites, for each new Operator Branded Site opened during the Term of this Agreement which Mobil approves for the sale of Mobil Diesel pursuant to Section 3.3 herein, the Current Year Adjusted Baseline Volume will be increased by the lesser of (x) 3,000,000 gallons or (y) whatever Mobil can supply after the EYG as determined by Petro for such new Operator Branded Site, in the manner as provided in subparagraph (e) above. The term New Site Diesel Reference Volume shall include the Volume herein contemplated for new Operator Branded Sites.

          If Mobil does not agree to supply the new Operator Branded Site with any diesel fuel from an Exhibit D Terminal as amended, no New Site Diesel Reference Volume will be established for such Operator Branded Site and the Current Year Adjusted Baseline Volume will not be increased because of the new Operator Branded Site.

     (g) In the event of the merger by Mobil with another company providing diesel fuel to Petro, the amounts currently being sold to Petro by such other company (the "Merger Volume") will be included in calculating the Current Year Adjusted Baseline Volume, provided that
          (i) Mobil is able to supply the affected Branded Sites and (ii) a mutually agreed upon price can be reached.

     (h) Upon the addition of each new Branded Site, Mobil shall provide an amendment to Exhibit D setting forth the designated terminal and the New Site Diesel Reference Volume, as applicable.

     (i) In no event shall the Current Year Adjusted Baseline Volume or Reference Volume increase following the opening of a new Branded Site if the price offered to supply such new Branded Site with diesel fuel is over 1 cent ($0.01) per gallon greater than average of prices offered from bona-fide suppliers of diesel fuel to Petro from the terminal that will be the primary source of fuel for the new Branded Site over the same period of contracted supply.


2.2  Products.
     --------
     (a) The Mobil products to be bought and sold under this Agreement are Mobil Diesel and Mobil Gasoline

          In addition, Petro shall purchase Mobil lubricants pursuant to an agreement to be executed contemporaneously with the execution of this Agreement. The lubricants agreement, when executed, is a separate agreement between Mobil and Petro and is not a part of the franchise relationship which is the subject of this PMPA Motor Fuels Franchise
          Agreement.   Mobil may, at any time and from time to time, on written
          notice, change the grade, specifications, characteristics, product name, or other distinctive designation of such Mobil products so long as such change does not result in a decrease in product quality and is in compliance with all applicable laws. Such product as so changed remains subject to this Agreement. Whenever reasonably possible, Mobil shall use reasonable efforts to provide Petro with at least ninety (90) days' prior written notice of any significant changes in product specifications or designations. Should Mobil change the product name or other distinctive designations of such Mobil product, and such change results in Petro incurring costs, Mobil shall bear the costs of such changes, if necessary, including but not limited to, the cost of pumping or cleaning tanks, replacement of all signs containing such product name and/or other distinctive designations.


     (b) Petro shall be obligated to purchase such product, as changed, except as provided in this Section 2.2(b). In the event a diesel product change results in a substantially different product which causes financial hardship to Petro or results in a lower quality product, Petro may, by furnishing Mobil written notice within sixty (60) days following Mobil's written notice to Petro of such product change, request an alternate source of diesel product. If the grade, specifications and characteristics of the alternate product meets or exceeds the minimum industry specifications for such product and the alternate source supplier agrees to Mobil's alternate source procedure as defined in this Agreement, and if Petro can substantiate financial hardship or proof that the product is of lower quality, Mobil shall approve such alternate source. Petro's notice must specify the basis for Petro's claim of financial hardship. Failure to request timely an alternate source of diesel product is conclusively deemed a waiver by Petro of such right as it relates to such diesel product change. Any dispute regarding the application of this Section 2.2(b) is to be resolved in accordance with Section 16.13.

     (c) Petro may additize Mobil Diesel only in accordance with applicable laws and generally recognized industry standards and, even then, only with Mobil's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Petro shall not represent or advertise, or allow the representation or advertisement of, any additized Mobil Diesel as a Mobil premium product or as a product with Mobil additive without Mobil's prior approval, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to this
          Section 2.2(c), Mobil hereby approves Petro selling Mobil Diesel Power Plus(R). Petro will ensure that all Mobil Diesel Power Plus decals at all Mobil approved locations will comply with this Section 2.2(c) within ninety (90) days of being approved for the sale of Mobil Diesel.

2.3  Quantities.
     ----------

     (a) During the Term of this Agreement, and pursuant and subject to the terms and conditions of this Agreement, Mobil shall sell to Petro, and Petro shall purchase from Mobil, all diesel fuel to be sold at Branded Sites within the Petro System. Petro shall not resell Mobil Diesel to any person or entity except to Petro Operators for resale at Operator Branded Sites or except to Petro's retail customers at Petro Branded Sites without Mobil's prior approval, which consent shall not be unreasonably withheld, conditioned or delayed. Commencing January, 2000 and continuing thereafter during the Term of this Agreement, Petro shall purchase from Mobil at least the monthly and annual Reference Volume of Mobil Diesel as set forth in Exhibit D. Such quantities shall be sourced from Mobil terminals or third-party terminals arranged by Mobil as specified in Exhibit D (the "Exhibit D Terminals). For purposes herein, Calendar Year means a twelve month period commencing January 1. For the remainder of 1999, from and after the Effective Date, Petro shall purchase the 1999 Adjusted Current Year Baseline Volume (as set forth in Exhibit D), prorated for the portion of the year remaining, on a network wide basis and not on a terminal or Truckstop location basis. For purposes of calculating Petro's purchases of Mobil Diesel for 1999, Petro shall be entitled to include all Motor Diesel purchased during calendar year 1999 under the terms of that certain PMPA Motor Fuels Franchise Agreement dated January 30, 1997 (the "Original Agreement"). For the purposes of this Agreement, the sales, supply and payment arrangements for any quantities sourced from third-party terminals arranged by Mobil may be carried out by a subsidiary or an affiliate of Mobil. Further, an affiliate or subsidiary of Mobil shall be an entity more than 50% of the voting stock of which is owned directly or indirectly by Mobil or Mobil Corporation.

     (b) The 1998 Baseline Volume equals 164,897,225 gallons, calculated as 165,884,225, less 987,000 gallons (representing a Permanent Adjustment for Breezewood, Pennsylvania). For the term of this Agreement, the annual Reference Volume of Mobil Diesel which Petro shall purchase will be calculated as follows, to wit:

          Current Year Reference Volume (as set forth on Exhibit D, Schedule 2)

          Shall be calculated as Current Year Adjusted Baseline Volume

          *plus:   First Full Calendar Year of New Site Diesel Reference Volume
          (as defined in Sections 2.1 (e) and (f))

          *plus:   First Full Calendar Year Volume of `Merger Sites'  (as
          defined in Section 2.1 (g)

          multiplied by: Annual Growth Factor (as set forth on Exhibit D,
          Schedule 2)

          *plus:   Pro-rated current year Merger Volume of new Branded Sites (as defined in Sections 2.1(e) and (f))

          *plus:   Pro-rated current year Volume of `Merger' Sites (as defined in 2.1(g))

          less: Permanent Adjustments (as defined in Definitions section previously) less: Temporary Adjustments (as defined in Definitions section previously)

          equals:  CURRENT YEAR REFERENCE VOLUME

     In the event of a Permanent Adjustment for any Branded Site the Permanent Adjustment to the Current Year Reference Volume shall be equal to the affected Branded Site's 1998 Baseline Volume plus the cumulative volume growth (using growth rates as stipulated in Schedule 2 to Exhibit D) up to the date of the Permanent Adjustment.

     The volume of a Temporary Adjustment to the Current Year Reference Volume for any Branded Site shall be equal to the pro-rated monthly Reference Volume (as shown on Schedule 2 to Exhibit D), times the number of days of the supply outage at the time of the occurrence.

     *For new Branded Sites and Merger Volume, include either first full calendar year or prorated calendar year amounts.


                         Reference Volume Commitments
                         ----------------------------

     Beginning January, 2000 and continuing thereafter during the Term of this Agreement, Petro shall purchase from Mobil at least the monthly and annual Reference Volume of Mobil Diesel by terminal, as set forth in Exhibit D,
     Schedule 2. Such quantity shall be sourced from Mobil terminals or third party terminals arranged by Mobil, as specified in Exhibit D (the "Exhibit D Terminals"). For the remainder of 1999, Petro shall purchase from Mobil, the 1999 Baseline Volume, on a network wide basis, prorated from the Effective Date until December 31, 1999. For purposes of determining Petro's total Reference Volume of Mobil Diesel purchased for calendar year 1999, Petro shall be entitled to include all Mobil Diesel purchased under the terms of the Original Agreement.

          (i) Either Petro or Mobil may seek an agreed amendment to Exhibit D by furnishing written notice to the other party at least sixty
                 (60) days prior to the beginning of a Calendar Year, or at any time during such Calendar Year if competitive conditions change significantly, for a Calendar Year. If the parties mutually agree to the requested amendment, the amendment shall take effect January 1 of the Calendar Year or as mutually agreed to during the Calendar Year, respectively. To the extent that the parties do not mutually agree to the requested amendment, Exhibit D will remain unchanged for the next Calendar Year or for the remainder of the current Calendar Year, respectively. Whether or not a party makes a timely notice requesting such amendment for any Calendar Year, in no event may the price in effect with respect to any Exhibit D Terminal for any Calendar Year be less than the lowest comparable price then available to Petro within the market area of such terminal for such Calendar Year and the parties shall amend Exhibit D and take such other action as may be required to adjust such price so that it is no lower than such lowest comparable price. Comparability under this Section 2.3(c)(ii) will be determined in accordance with the requirements under this Section 2.3(c)(ii) for third-party offers. In no event shall Mobil be required to offer to Petro the lowest comparable price for diesel at any Exhibit D Terminal during the Term. Petro may request that Mobil meet any lowest comparable price for diesel and Mobil reserves the right to offer such lowest comparable price. If Mobil agrees to such price for Mobil Diesel, Exhibit D will be amended accordingly. If Mobil declines to meet such comparable price, Petro may either accept Mobil's offer price or designate an alternate source for diesel supply. If the diesel product from the alternate source of supply meets or exceeds the minimum industry or governmental specifications and the alternate source supplier agrees to the alternate source procedures contained in this Agreement, Mobil shall promptly approve such alternate source of diesel supply. However, this change in supply source in no way affects Petro's obligations to purchase commitments of diesel on Exhibit D Terminals nor affects Petro's obligations relating to the Monthly Price Adjustment.

                 If a party furnishes timely written notice under Section 2.3(c)(ii) requesting an amendment to Exhibit D, such party shall include in such notice its requested price, quantity or terminal location changes, with certification that any requested diesel price changes are based on comparable third-party bona fide offers. To be comparable, an offer must: (i) be available to Petro from Mobil's competitors; (ii) relate to the supply of diesel comparable in quality and quantity to Mobil Diesel under this Agreement; (iii) apply to the entire applicable Calendar Year; and (iv) be substantially comparable in all other material and relevant respects, including without limitation, terminal location, credit terms and discounts. Any requested price change not timely supported by Petro's representation (verbal or in writing) of a comparable third-party bona fide offer will automatically be rejected. All diesel price changes requested under this Section must include designation of the destination of the Mobil Diesel (i.e., location of the Branded Site), the terminal and quantity of Mobil Diesel to which such price applies. Any price changes offered by Mobil for Mobil Diesel will be expressed as the OPIS Discount off the Daily OPIS Contract Average Price (as these terms are defined below) quoted for the OPIS reference city specified in Exhibit D.

                 Following the receiving party's receipt of the requested changes, with proper certification in the case of a requested price change to meet a competitive offer, the parties shall meet to review and discuss the requested changes. After such meeting, the receiving party shall furnish the requesting party with written notice indicating whether the receiving party accepts or rejects the requested changes. If a requested change is accepted, the provisions of this Section 2.3(c)(ii) apply. If a requested change is rejected for any reason by the receiving party, the receiving party will provide to the requesting party the reason for the rejection. The rejected change, if properly rejected, will be excluded from further consideration under this Section 2.3(c)(ii).

                 If, for any reason, mutual agreement to requested amendment of Exhibit D as provided in this Section 2.3(c)(ii) has not been achieved by the beginning of the Calendar Year to which the requested changes apply, the prices, terminals and quantities for the preceding Calendar Year shall remain in effect until amended by mutual agreement. Upon the subsequent amendment of Exhibit D, the amended purchase price, terminals and quantities for such Calendar Year shall apply from the date of such amendment, and not be retroactively adjusted.

                 Nothing contained in this Section 2.3(c)(ii) may be construed as reducing, limiting or otherwise affecting Petro's obligation to pay to Mobil the Monthly Price Adjustment under Section 2.4.

     (d)  After determining the Current Year Reference Volume as provided in
          Section 2.3, between November 1 and December 31 of each Calendar Year Mobil and Petro shall agree on monthly and annual schedules reflecting the forthcoming year negotiated volume which is annual and monthly and priced by truckstop site and source terminal for Mobil Diesel gallons. It is expected prior to the meeting that Petro representatives will provide a fixed monthly estimate for each Branded Site and prior twelve (12) month competitive pricing data. Once the Current Year Reference Volume is determined for the forthcoming Calendar Year, Mobil shall prepare an amended Exhibit D to reflect such terms and circulate the same to be initialed by Petro and Mobil.

     (e) Monthly Price Adjustment-The calculation of the Price Adjustment will be determined on a calendar month basis throughout the year. Based on the Current Year Reference Volume outlined on Exhibit D, Schedule 2 a Monthly Price Adjustment shall not be due from Petro to Mobil if:
                                          ---

          . After giving effect to any Temporary and/or Permanent Adjustment, at least 90% of such Branded Site's monthly allocation of the Current Year Reference Volume is purchased.

                                      AND
                                      ---

          . After giving effect to any Temporary and/or Permanent Adjustment, in the aggregate, Mobil Diesel gallons equal to 100% of the aggregate Current Year Reference Volume allocated for such month is purchased.

          For a given month, if Petro does not meet both conditions listed
                                                    ----
          above, a Monthly Price Adjustment will be due for each Branded Site as follows:

          . If the Branded Site's actual volume is 100% or more of its monthly allocation of the Current Year Reference Volume, then no penalty shall be due,

          . If the Branded Site's actual volume is 95% or more of its monthly allocation of the Current Year Reference Volume, but less than 100%, then all gallons below the monthly allocation of the Current Year Reference Volume shall be multiplied by $0.0025 to calculate the penalty,

          . If the Branded Site's actual volume is 90% or more of its monthly allocation of the Current Year Reference Volume, but less than 95%, then all gallons below the monthly allocation of the Current Year Reference Volume shall be multiplied by $0.0030 to calculate the penalty,

          . If the Branded Site's actual volume is less than 90% of its monthly allocation of the Current Year Reference Volume, then all gallons below the monthly allocation of the Current Year Reference Volume shall be multiplied by $0.0035 to calculate the penalty,

          Monthly Price Adjustments will be calculated and applied beginning in calendar year 2000. For calendar year 1999, a pro-rated annual calculation (i.e. Reference Volume on a network wide basis between the Effective Date to December 31, 1999) will be made in lieu of the Monthly Price Adjustment.

          Mobil and Petro shall meet between February 15 and March 15 of each Calendar Year during the Term of this Agreement (beginning in Calendar Year 2000) to review Petro's prior Calendar Year purchases of Mobil Diesel versus the monthly allocation of the Current Year Reference Volume for such Calendar Year. Payment of any Monthly Price Adjustments will be due within 30 days of the annual meeting between Petro and Mobil

2.4  Price. The provisions of Section 2.4 are set forth on Schedule 2 to
     -----
     Exhibit D

2.5  Product Lifting. Ratable Liftings.   Petro is expected to lift monthly
                      ----------------
     quantities on a daily ratable basis. Daily ratable basis is defined as lifting reference volumes over a minimum of 85% of the days of any given month with volumes and days spread equally throughout the month. As an example, to meet an 85% ratable lifting requirement, Petro must purchase product at the given supply point a minimum of twenty-six (26) days during a month that is thirty (30) days long.

     Additional examples follow:

     Example 1: If reference volume is 225,000 gallons in a month with 30 days, 100 % ratability means lifting 7,500 gallons every day or approximately one truckload each day.
     Example 2: If reference volume is 225,000 gallons in a month with 30 days, 85 % ratability means lifting 7500 gallons (1 load) 22 days of the month and 15,000 gallons (2 loads) of the month.

     In any calendar month, Petro shall not lift more than one hundred ten percent (110%) of the monthly allocation of Current Year Reference Volume set forth in Exhibit D from any Exhibit D Terminal (the "Monthly Maximum Quantity") (after giving effect to all amendments and adjustments thereto), without Mobil's prior approval. Should Petro lift, without Mobil's prior approval, more than 110% of the monthly allocation of Current Year Reference Volume from any Exhibit D Terminal, those incremental gallons greater than 110% will not be included in the calculation of the monthly aggregate Reference Volume purchased. If Petro breaches its obligation not to exceed the Monthly Maximum Quantity for any Exhibit D Terminal, Mobil may, among other remedies available to it, restrict Petro, after reasonable notice, from any further liftings at such terminal for the balance of the current Calendar Year without any adjustment to the annual reference volume. If Mobil imposes such restriction, the Branded Sites supplied by such terminal will be supplied from alternate sources and such restriction will not reduce, limit or otherwise affect Petro's obligation to pay Mobil the Monthly Price Adjustment under Section 2.4. Mobil may elect from time to time to waive in writing Petro's obligation not to make excess liftings at any terminal and such waiver will not preclude Mobil from reinstating, with prior reasonable notice, such obligation for future liftings at that terminal. Mobil's waiver of such obligation at one terminal is not to be construed as a waiver of Petro's obligations at any other terminal Petro will lift product purchased pursuant to this Agreement in accordance with Mobil's reasonable, or any applicable third-party terminal-operator's, procedures, which are subject to change by Mobil in its reasonable discretion or such operator at their sole discretion. If Petro lifts less than 85% of its monthly allocation of Current Year Reference Volume at an Exhibit D terminal for two (2) consecutive months, Mobil may, at its option and subject to Section 2.1, reduce the volume of Mobil Diesel for such terminal under Exhibit D to the monthly average of Petro's actual liftings for such two-month period subject to supply terminal agreement. Subject to Section 2.1, such reduction will not reduce or in any way affect Petro's obligation to pay the Monthly Price Adjustment for such year. Petro agrees to pay Mobil the Freight Adjustment as indicated on Exhibit D. Both parties agree to provide reasonable notice of such change.

2.6  Alternate Source Procedures.
     ---------------------------
     The provisions of Section 2.6 are set forth on Schedule 1 to Exhibit D.

2.7  Deliveries.  Except for Mobil Motor Fuels delivered to sites by Mobil tank
     ----------
     truck or Mobil contract carrier ("Delivered Sites") as shown on Exhibit D, title and risk of loss pass to Petro at the terminal rack at the time of loading into a tank truck. Mobil shall have the right at anytime to designate the supply terminal as provided in Section 2.1. Except for deliveries made to the Delivered Sites or as may otherwise be agreed in writing by Mobil, transportation from the applicable supply terminal shall be arranged for and paid by Petro. For Delivered Sites, delivery occurs, and title and risk of loss pass to Petro at the Site at the time of delivery into the product storage tanks. For Delivered Sites, transportation from the source terminal shall be arranged for and paid by Mobil.

2.8  Product Receipt; Delay Charges.  Petro shall arrange promptly to receive
     ------------------------------
     delivery at designated terminals or Branded Sites and, except for Delivered Sites, shall arrange, at its sole cost and expense, for the transport of all Mobil Motor Fuels from such terminals. Petro, or its carrier, shall execute such terminal access agreements as may be required by any applicable third-party terminal operator or as may reasonably be required by Mobil. Petro shall pay and incur without reimbursement all charges relating to deliveries including, without limitation, applicable demurrage, rerouting or storage charges or expenses.

2.9  Methods of Payment.  Except as otherwise provided by Mobil and within
     ------------------
     thirty (30) days following receipt of Mobil's invoice, all amounts due Mobil under this Agreement are payable by Petro through Mobil's Automated Direct Debit System (ADDS), or such other reasonable methods of payment as Mobil may specify. Mobil reserves the right to charge Petro fees, costs or other charges permitted by law for any checks, bank debits or electronic transfers by or from Petro which are not honored by the bank or are otherwise returned by the bank, and to charge Petro any finance charge or other charges for delinquent payments as may be permitted by law. Petro shall pay all undisputed amounts on disputed invoices for product supplied from Exhibit D Terminals when due. The parties agree to cooperate in the resolution of any disputed amounts for product supplied from Exhibit D Terminals. In the event that Petro continuously, without substantiation, disputes Mobil's invoices for product supplied from Exhibit D Terminals, Mobil reserves the right to require Petro, upon reasonable advance written notice, to pay all future invoices in full upon receipt, including any disputed amounts. In such event, Mobil will reimburse Petro any amounts determined to be due Petro upon resolution of the dispute. For product supplied from alternate sources, Mobil will pay such supplier's invoice in full unless Petro advises Mobil that it disputes the supplier's invoice. Upon such notice from Petro, Mobil shall suspend payment of said invoice until Petro resolves the dispute with the alternate source supplier. Upon resolution, Mobil will pay the supplier as directed by Petro. Petro shall exert commercially reasonable efforts to resolve such disputes with the alternate source supplier within ninety (90) days of receipt of an invoice and shall indemnify and hold Mobil harmless from and against any losses, damages, claims, etc. relating to Petro's dispute of an alternate source supplier's invoice, except as may arise from the breach or negligence of Mobil or as a result of Mobil providing the incorrect supply price for billing purposes.

2.10 Credit and Security.
     -------------------
     (a) Mobil may extend credit to Petro on such terms and conditions as Mobil may determine in its reasonable discretion. If requested and subject to approval by Petro's Board of Directors or equivalent successor body, Petro shall provide and maintain a letter of credit or shall deposit, assign or pledge security to Mobil in such amounts, forms and for such periods of time as Mobil may determine adequate to secure Petro's credit limit, which shall be established in the sole discretion of Mobil. The amount and type of credit and/or security required of Petro may be changed by Mobil from time to time at its sole discretion by giving notice to Petro, which shall be effective immediately unless otherwise specified by Mobil, so long as consistent with policies applied to other Mobil PMPA franchisees. Petro agrees that Mobil may use, without prior demand on Petro, any or all such security to satisfy any indebtedness or other obligation to Mobil including, but not limited to, indebtedness arising from purchases under this Agreement. Subject to existing applicable agreements, Petro shall execute a Security Agreement, a Financing Statement, a Purchase Money Security Interest and/or any such other financial documents as Mobil may reasonably require. In the event Petro defaults in the payment of any indebtedness to Mobil, including without limitation indebtedness arising from purchases under this Agreement, or otherwise fails to comply with any credit terms imposed by Mobil, in addition to any other rights it may have, Mobil shall have the right immediately to suspend deliveries of all Mobil products and to apply any security which Petro may have given to Mobil and any funds which Mobil may have on deposit to the payment of any such indebtedness. Petro agrees that, in the event Petro's account is placed for collection, it shall pay all costs and reasonable attorneys' fees associated with such collection proceedings if Mobil prevails.


     (b) Petro agrees to provide to Mobil, annually or, if requested, quarterly, Petro's most current financial statement(s) and such other documentation as may be necessary, in Mobil's sole judgment, to evaluate the financial condition of Petro. In addition, Petro agrees to notify Mobil of any material changes or events relative to its corporate and financial status or condition, including without limitation, to give thirty (30) days' prior written notice of any proposed change greater than 30% in partnership or corporate structure or ownership, such as a stock sale or transfer, corporate reorganization, merger, acquisition or any other such corporate structural change. Petro also agrees to give Mobil written notice within thirty (30) days of any liens or judgments in excess of $100,000 filed against Petro. Notices pursuant to this Section 2.10(b) shall be sent by certified mail to Mobil Oil Corporation's Credit Department.

2.11 Discontinuance of Products.  Mobil reserves the right to discontinue,
     --------------------------
     without liability, the sale of the Mobil products covered by this Agreement. In the event that Mobil discontinues the sale of any Mobil product, Mobil shall have the right, but not the obligation, to substitute another product of substantially the same quality for the one discontinued. Mobil will make good faith efforts to provide at least ninety (90) days' prior written notice to Petro of any substitution, whenever reasonably feasible. Mobil's substitution of products under this Section 2.11 is subject to Section 2.2(a).

                                   ARTICLE 3

                 Trademark Protection; Product Quality Control
                 ---------------------------------------------

3.1  Trademarks.  Mobil hereby grants Petro the right to resell Mobil Motor
     ----------
     Fuels covered by this Agreement under Mobil's trademarks only within the Petro System and only in accordance with the terms of this Agreement. Subject to this Article 3, Petro has the right to use Mobil's trademark to identify and advertise Mobil Motor Fuels. Mobil only has the right to designate products sold under this Agreement as Mobil Diesel or Mobil Gasoline. Nothing herein contained may be construed as a waiver of any law, ordinance, regulation, lease and/or contract prohibiting the use of Mobil-brand dispensing facilities for the storage and sale of non-Mobil branded products. Petro shall not use Mobil's trademarks or brand names for any purpose, or in any manner which may confuse or deceive the public, or in any manner which Mobil in its reasonable discretion may disapprove. Petro acknowledges that Mobil is the sole and exclusive owner of the Mobil trademarks and nothing in this Agreement and no act or failure on the part of Mobil shall give Petro any ownership interest or ownership right in the Mobil trademarks or the goodwill associated with those trademarks.

3.2  Advertising and Promotional Materials.  Without limiting the provisions of
     -------------------------------------
     Article 6, all advertising and promotion of Mobil Motor Fuels, including without limitation signage, lettering and color scheme, must conform to Mobil's graphics standards. Mobil shall provide to Petro, pursuant to
     Article 10, its approved signs advertising Mobil Diesel for the initial branding of any Branded Site. These signs, as of the Effective Date, include Mobil's High Rise I.D. Sign, Mobil Canopy Legend, diesel decals for all diesel dispensers and up to four (4) exit signs for each site. The signs shall be used solely for the sale of Mobil Diesel and shall be in such quantities and for such locations and placement at Truckstops within the Petro System as the parties may mutually agree.

     With respect to signage for New Sites, signage advertising Mobil Diesel shall consist of customary advertising signs to be placed in such quantities and locations as the parties may mutually agree and as may be amended from time to time, which signage for Mobil Diesel shall be designated and supplied by Mobil, installed by Petro, with the expense therefore to be reimbursed by Mobil within thirty (30) days of receipt of a demand therefore from Petro. With respect to advertising and promotional materials related to the resale of Mobil Gasoline, Mobil shall give, sell or lease from time to time its customary signs advertising Mobil Gasoline products. The signs shall be used solely for the sale of Mobil Gasoline products and shall be in such quantities and for such locations as Mobil may approve. Petro shall take delivery, erect, install and maintain the signs for Mobil gasoline branding at Petro's sole expense. For gasoline branding and signage, Petro may participate in Mobil's regional Distributor Image Incentive Program, as amended or discontinued from time to time, based upon the Petro Branded Sites geographic location. In any event, based on current competitive conditions, Mobil shall be subject to a minimum image incentive offer of 1 cent per gallon for first year EYG for Mobil Gasoline. Once satisfactorily installed, Petro shall maintain, repair and replace said diesel and gasoline signs, including but not limited to bulb and face replacement, at Petro's sole expense. Without limiting the provisions of Article 6, all printed material and all advertising used by Petro or Petro Operators in connection with the sale or distribution of Mobil Motor Fuels which includes a facsimile of the Flying Red Horse, the MOBIL logo, Mobil slogans or any other Mobil trademark must be approved in advance by Mobil and Mobil agrees to approve/disapprove printed material and advertising within ten (10) business days of receipt. On such terms and conditions as Mobil may establish, Mobil may furnish to Petro sales promotional material of the kind and in such quantities as Mobil may determine. In addition, Petro will purchase annual signage packages for national gasoline promotions. Petro will consider participating in, but will not be obligated to participate in, any regional gasoline marketing programs. Petro will exert commercially reasonable efforts to cause Petro Operators to participate in national and regional Mobil Gasoline promotions.

3.3  Approval of Use of Mobil Trademarks at Branded Sites.  Petro shall obtain
     ----------------------------------------------------
     Mobil's approval and prior written consent, which shall not be unreasonably withheld, conditioned or delayed, to use, or allow the use of, any Mobil identification, sign, logo, slogan, trademark or color scheme at any Truckstop within the Petro System operated or supplied by Petro. Mobil shall respond to Petro's request for approval to use, or allow the use of, any identification, sign, logo, slogan, trademark or color scheme within twenty (20) business days of receipt of the request. Mobil may approve the installation and use of Mobil's identification signs, logos, slogans, trademarks and color schemes for such Truckstops reselling Mobil Diesel operated by or supplied by Petro if, in Mobil's reasonable judgment, such Truckstop will comply with the provisions of this Agreement relating to Branded Sites and portray the image and provide the high standards of service Mobil expects from locations reselling Mobil Diesel under Mobil trademarks Petro at its cost shall promptly remove and return all signs, advertising or promotional materials when no longer required or when Mobil withdraws its approval for use of such signs, advertising or promotional materials at any location unless Mobil approves the transfer of the sign to another location. Notwithstanding the preceding sentences of this Section 3.3, in the event of a violation of this Agreement by Petro or any Petro Operator, Petro agrees that upon fifteen (15) business days' written notice from Mobil, except in the case of egregious violations such as misbranding for which Mobil will provide notice reasonable under the circumstances, it will remove or cause the removal of any references to Mobil in connection with the sale or distribution of Mobil Motor Fuels including, but not limited to, brand names, color schemes, logos, slogans, signs, advertising, trademarks, equipment and promotional material, from any location determined by Mobil to be in material violation of this Agreement and return such identification signs to a location designated by Mobil at Petro's cost.

3.4  Product Protection/Quality Assurance (Substitution, Adulteration and
     ------------------------------------
     Misbranding). Petro shall not substitute or mix, and shall provide in its agreements with Petro Operators that Petro Operators use commercially reasonable effort to ensure that no Operator selling Mobil Motor Fuels shall substitute or mix, any other petroleum products for or with Mobil Motor Fuels for sale under Mobil's trademarks, at any locations owned, operated, controlled or supplied by Petro under this Agreement. Only Mobil Motor Fuels purchased from Mobil or otherwise approved in writing by Mobil may be distributed or handled by Petro through equipment, containers or conveyances bearing Mobil's trademarks. Petro shall, and Mobil at its option may, inspect and take samples from storage tanks, drums, pumps and tanks of delivery vehicles owned or leased by Petro, so as to prevent contamination of Mobil Motor Fuels covered by this Agreement. Petro shall be subject to immediate termination in the event of product substitution, misbranding and/or adulteration if Petro knowingly allows Petro Branded Sites to substitute, misbrand and/or adulterate product. In the event a Petro Operator shall knowingly allow product substitution, misbranding and/or alteration, Mobil shall be entitled to immediately debrand such

     Operator Branded Site. In the event of any debranding of an Operator Branded Site, the Current Year Reference Volume shall be reduced by the Reference Volume allocated to such debranded Operator Branded Site, on a prorated basis. All resale of Mobil Motor Fuels by Petro and Petro Operators shall be consistent with Mobil product quality requirements.
     Upon request, Petro agrees to provide Mobil with the results of any tests of Mobil Motor Fuels conducted by or for Petro, and further agrees to permit Mobil to conduct any additional tests as Mobil may reasonably require. Petro shall furnish Mobil with reasonable access to Petro Branded Sites and use commercially reasonable efforts to arrange for Petro Operators to furnish Mobil with reasonable access to Operator Branded Sites so that Mobil may conduct any sampling and testing it may require.

3.5  Change of Trademarks and Color.  Mobil may at any time change any
     ------------------------------
     trademark, service mark, brand name or logo, or any design, color or color scheme, used in connection with the sale or distribution of Mobil Motor Fuels. If Mobil's change of trademarks and color results in necessary and additional rebranding costs to Petro, Mobil shall be responsible for such costs.

3.6  Termination of Right to Use Trademarks.  On the effective date of any
     --------------------------------------
     termination or nonrenewal of this Agreement, however arising, Petro shall, or shall arrange for Petro Operators to, immediately discontinue all references to Mobil in connection with the sale or distribution of Mobil Motor Fuels including, but not limited to, Mobil's color schemes, trademarks, brand names, logos, slogans, signs, advertising and promotional materials. Discontinue all references means to either remove or cover up the references to Mobil. At such time or in the event of any withdrawal of Mobil's approval of a Branded Site, Petro shall remove or cover up all references to Mobil in connection with the sale or distribution of Mobil Motor Fuels including, but not limited to, color schemes, trademarks, brand names, logos, slogans, signs, advertising and promotional materials and promptly return to Mobil all signs, equipment, advertising and promotional materials which Mobil may have loaned or otherwise furnished to Petro for that purpose including, without limitation, any signs or equipment repurchased by Mobil under Article 10. Such items shall be returned to Mobil in the condition they were received by Petro, subject only to ordinary wear and tear. In the event Petro or any Petro Operator fails to return said signs, equipment, advertising or promotional materials, Petro hereby irrevocably grants Mobil the right to enter upon Petro Branded Sites and remove said signs, advertising materials and equipment or, if it is not practical to remove such signs, advertising materials or equipment, obliterate them. In no event does Mobil have any obligation to restore any Branded Site to its condition as it existed prior to installation of any signs, advertising materials or equipment except to the extent that Mobil shall repair any damage caused by its exercise of the rights under this
     Section 3.6. Petro shall, in its agreements with Petro Operators who sell Mobil brand products, include a similar provision granting Mobil the right to enter each Operator Branded Site to remove such signs, promotional materials, advertising and equipment. Mobil shall bear the cost of restoration (as defined in this Section 3.6) of any Branded Site and, except as expressly provided below in this Section 3.6, in respect to the Proprietary Equipment (as defined in Section 10.2), Petro shall bear the cost of removal of any reference to Mobil in connection with the sale or distribution of Mobil Motor Fuels including, but not limited to, any color schemes, trademarks, brand names, logos, slogans, signs, promotional materials, advertising and equipment, including, without limitation, transportation costs. Mobil may draft Petro's account or deduct such costs from any monies Mobil may owe Petro at the time of removal. If Petro disputes the amount of the draft, the parties will, in good faith, attempt to resolve the dispute. With respect to the Proprietary Equipment, the costs and expenses relating to the removal of the Proprietary Equipment and the return of such equipment to Mobil shall be borne by Petro except as follows:

     (a) Mobil shall only pay all debranding expenses, all costs and expenses relating to the removal of the Proprietary Equipment and the return thereof to Mobil and all restoration costs, as that term is defined in this Agreement, if any of the following occurs:

          (i) Petro terminates this Agreement, or a Petro Operator exercises its right to terminate its franchise agreement with Petro pursuant to its terms, as a result of Mobil's material failure to fulfill its obligations under this Agreement. In no event does this Section 3.6(a) apply to occasional or localized minor supply disruptions;

          (ii) Mobil terminates or fails to renew this Agreement as a result of Mobil's withdrawal from marketing either Mobil Diesel or Mobil Gasoline from the geographic markets;

          (iii) Mobil does not renew this Agreement with Petro because the renewal thereof is likely to be uneconomical;

          (iv) Petro terminates this Agreement as a result of Mobil's repudiation or material default of this Agreement.

     (b) In addition, in the event the termination is occasioned as a result of 3.6(a)(ii) above, with regards to any Mobil gasoline debranding, in addition to the costs and expenses to be borne by Mobil) as stated above, Mobil shall also pay to Petro any amounts then due and owing for the balance of any term for which Petro is eligible for incentive payments under a Distributor Image Incentive Program or any other branding imaging program.

     (c) Mobil and Petro shall equally bear such costs and expenses related to the removal and return of Proprietary Equipment to Mobil, including restoration costs, upon their mutual agreement to terminate this Agreement.

     (d) For purposes of this Section 3.6, restoration costs is limited to the cost of, if necessary, replacing Panaflex, repairing and painting poles, canopies, or dispensers from which Mobil signs were removed.

     (e) In the event of any termination of rights to use trademarks occasioned by a merger by Mobil with another motor fuels supplier, the terms and conditions of this Agreement shall be assumed by the surviving entity of such merger, and any rebranding with regards to Motor Fuels shall be the sole cost and expense of Mobil or its successor in interest.

                                   ARTICLE 4
                            Mobil Responsibilities
                            ----------------------

4.1  Mobil Responsibilities.  Mobil will support Petro with such assistance as
     ----------------------
     Mobil deems appropriate, in its sole discretion, in the competitive distribution of Mobil Motor Fuels.

                                   ARTICLE 5
                            Standards of Operation
                            ----------------------

5.1  Business Operations.  Petro agrees to exercise sound business practices in
     -------------------
     managing the franchise and to use good faith and commercially reasonable efforts to maximize the sale of Mobil Motor Fuels within the Petro System under the terms of this Agreement. Without limiting any other obligation of Petro under this Agreement, Petro also shall employ adequate personnel to assist Petro Operators at Branded Sites, and monitor and enforce the standards set forth in this Agreement including, without limitation, the standards under Articles 3, 5, 6, 7 and 8 and the standards established by Mobil from time to time, provided copies of such standards are provided to Petro on a timely basis, and Petro is allowed a reasonable period of time to implement the same. Specifically, in order to maintain the highest standards of interstate truckstop operations, Petro shall, and shall use commercially reasonable efforts to ensure its Petro Operators:

     (a) maintain adequate manpower levels considering both the volume and the nature of the business activity during operating hours;

     (b) provide training programs for its pump-island personnel to ensure high standards of retailing and services at all Branded Sites;

     (c) employ sound retailing practices, including without limitation diligently and efficiently merchandising and promoting Mobil Motor Fuels;

     (d) maintain inventories of Mobil Motor Fuels reasonably sufficient to serve customers during all business hours at Branded Sites; and

     (e) use sufficient lighting and approved illuminated signs to provide full visibility of the pump islands at Branded Sites, including without limitation enclosed areas, at all times while open for operation.

5.2  Hours of Operation.  Petro acknowledges the importance of operating Branded
     ------------------
     Sites at hours which are competitive and meet the needs of the motoring public.

                                   ARTICLE 6
                            Standards of Appearance
                            -----------------------


6.1  Representations.  Petro acknowledges the substantial investment Mobil has
     ---------------
     made in the development of a high quality image for the Mobil trademarks, trade names and service marks. Petro shall preserve, and shall exert commercially reasonable efforts to ensure that Petro Operators at Operator Branded Sites preserve, the value of Mobil's trademark by maintaining the appearance of Branded Sites used to sell Mobil Motor Fuels in accordance with Mobil's high standards, the requirements for which are set forth in this Article 6 and Mobil's retail and customer-service standards as provided to Petro from time to time. In addition, Petro shall ensure that Petro personnel periodically conduct an onsite field review of each Branded Site to ensure its continuing compliance with the minimum requirements in this Article 6.

6.2  Minimum Appearance Standards.
     ----------------------------
     (a) Petro agrees to operate its Branded Sites in a manner consistent with a top quality rated truck fueling facility, delivering prompt, courteous, friendly and efficient service to its customers. Petro further agrees that to operate its Branded Sites to act in a manner consistent with promoting the high quality image of the Mobil trademarks, trade names and service marks.

     (b) If at any time during the Term of this Agreement, Mobil determines in the exercise of its reasonable judgment that any Branded Site operated by Petro does not meet the minimum appearance standard set forth in this Section 6.2, Mobil shall provide written notice of such default, specifying the conditions which need correction, and provide Petro not less than forty-five (45) days within which to cure or commence curative action with regards to such condition.

          In the event that within such forty-five (45) day period following receipt of notice specifying the condition to be cured, Petro fails to cure or commence curative action so as to operate the Branded Site in compliance with the minimum appearance standard set forth herein, that Petro shall, at Mobil's option, lose the right to use or display Mobil's trademarks at such Branded Site.

     (c) In maintaining the minimum appearance standards of this Section 6.2, Petro agrees that at its Branded Sites to:

          (i) Keep clean at all times the exterior and underside of all pump-island canopies, except for normal diesel fuel soot.

          (ii) Power wash the exterior and underside of all pump-island canopies at least once each calendar year.

          (iii) At each pump island, promptly replace all burned-out lights (including, but not limited to, all internally lit Mobil signage), keep clear all light lenses and promptly repair or replace any damaged or broken light lenses.

          (iv) Ensure no signage advertising a competitive petroleum product is used at pump islands except as previously approved by Mobil in writing. Signage must be professionally done.

          (v) Use only such diesel pump decals, diesel price sign faces and information signs as may be supplied by Mobil at Mobil's cost, which decals and signs will comply with applicable rules and regulations, ensure placement of such signs in accordance with Mobil's reasonable written directions. If any such decals or signage is worn and in need of replacement, Mobil will provide such replacement decals and signage at its sole cost and expense, and Petro will thereafter install the same at its cost and expense.

          (vi) Clean pump islands daily and empty island trash containers on a regular basis to ensure no overflow.

          (vii) Keep clean (including, without limitation, clean at least daily) all fuel dispensers and maintain such dispensers in good condition and proper working order.

          (viii) At each pump island, maintain an adequate supply of windshield-cleaning equipment and towel and trash containers

          (ix) Ensure that all employees in contact with motor fuel customers at the fueling area wear the standard Petro or Mobil uniform.

          (x)    Keep clean all service bays, payment areas and buildings.

          (xi)   Maintain clean and well-stocked restrooms.

          (xii) Maintain all asphalt and concrete in fueling area in good repair and reasonably free of potholes.


                                   ARTICLE 7
                               Customer Service
                               ----------------

7.1 To ensure that a timely and pleasant fuel buying experience is being maintained, Petro shall utilize a third-party anonymous customer-service measurement program reasonably acceptable to Mobil which will conduct surveys, the cost of which will not exceed one hundred dollars ($100.00) per year per site unless the parties mutually agree otherwise, as follows:

     (a) the survey must measure customer service and appearance items as agreed to by Petro and Mobil;

     (b) the surveys must be conducted a minimum of two times per year for each Branded Site (including one visit during non-daylight hours); and

     (c) Petro shall provide Mobil semi-annually with a report summarizing the survey results with underperforming locations identified.

     (d) Petro will provide necessary training to ensure application of a total quality management approach and to provide continual improvement of survey results.

7.2  Customer Complaints.  Petro shall manage, and shall exert commercially
     -------------------
     reasonable efforts to cause its Petro Operators at Operator Branded Sites to manage, all Branded Sites so as to minimize customer complaints. Petro shall promptly investigate any customer complaints relating to Branded Sites and shall make, or ensure others make, such adjustments as are reasonable and appropriate. If an investigation is not taken by Petro or any Petro Operator within a reasonable time, Mobil shall give Petro thirty
     (30) days written notice during which thirty (30) day period Petro shall commence such investigation, failing which Mobil shall have the right, exercising its reasonable discretion, after giving ten (10) days' advance written notice to: withdraw its approval of a Branded Site, and (b) require all trademark signs and equipment be removed from or covered up at said Branded Sites as provided in Article 3 and 10 of this Agreement. Customer complaints arising out of credit card transactions shall be subject to the provisions of Mobil's Credit Card Instructions (Form CO-66), as more fully described in Article 11 herein



                                   ARTICLE 8
                            Maintenance Obligations
                            -----------------------

8.1  Maintenance Obligations - Petro.  In addition to the minimum standards set
     -------------------------------
     forth in the Articles 5, 6 and 7, Petro shall, and shall use its commercially reasonable efforts to require its Petro Operators to:

     (a) maintain the Branded Sites (including, without limitation, adjacent sidewalks and driveways, all landscaped areas and equipment) in a neat, clean and safe condition and promptly make all necessary repairs or replacements; and

     (b) operate and maintain all emission control and leak detection equipment substantially in accordance with the instructions of the manufacturer, replace as necessary, and substantially comply with all applicable laws with respect to said equipment.

8.2  Underground Storage Tanks.  Petro shall, and shall use its commercially
     -------------------------
     reasonable efforts to require Petro Operators to, in good faith, maintain all underground storage tanks, piping and related equipment used for the storage, handling or dispensing of Mobil Motor Fuels, in good, safe and operating condition; and put any tanks, piping or equipment not so maintained safely out of service, all in accordance with applicable law.

8.3  Proprietary Equipment.  Petro shall maintain in good, clean and operating
     ---------------------
     condition all Proprietary Equipment (as defined in Section 10.2) including, but not limited to, promptly replacing all bulbs and repair or replace as reasonably necessary any damaged Proprietary Equipment regardless of the cause of such damage, except for damage caused by Mobil or Mobil's agents.


                                   ARTICLE 9
                  Environmental Protection, Health and Safety
                  -------------------------------------------

9.1  Labeling.  Petro shall comply, and shall take commercially reasonable steps
     --------
     to ensure Petro Operators comply, with all health and safety labeling and posting requirements of Mobil and of any governmental agency or manufacturer.

9.2  Compliance with Laws.  Petro shall, and shall take commercially reasonable
     --------------------
     steps to ensure Petro Operators, comply in all material respects with all applicable Federal, state and local laws with respect to health and safety, and water, soil and air environmental protection as well as all laws governing or pertaining to Petro's or Petro Operators' receipt, storage, handling, transportation, sale and distribution of hazardous materials and waste and Mobil Motor Fuels covered under this Agreement.

9.3  Product Quality Control.  Petro shall exercise the degree of care and
     -----------------------
     diligence that is commercially reasonable and necessary in the handling, storage and sale of Mobil Motor Fuels covered by this Agreement and shall protect the quality of Mobil Motor Fuels, including without limitation protecting it from contamination by water or any other substance.

9.4  Environmental Contamination.  If a Mobil Motor Fuel spill, leak or release
     ---------------------------
     occurs anywhere in connection with Petro's performance of this Agreement, or Petro otherwise determines there is environmental contamination at a Branded Site, Petro shall, if and to the extent required by the governmental agency having jurisdiction, promptly notify the appropriate governmental authorities and shall take timely action to clean up the spill, leak or release or other contamination and prevent further damage. In the event that Mobil incurs any reasonable costs due to the environmental condition of a Branded Site, for compliance or lack of compliance with environmental laws, or otherwise for the operation of Petro's business, such costs shall be paid by Petro to Mobil upon demand. This remedy is in addition to the remedies and indemnities provided elsewhere in this Agreement.

9.5  Motor Fuel Content and Quality Requirements
     -------------------------------------------

     (a) Mobil shall represent, and shall include in its bills of lading, invoices and/or other delivery documentation certifications sufficient to demonstrate, that Mobil Motor Fuels sold under this Agreement comply with all applicable federal, state and local requirements including, without limitation, requirements for cetane or octane rating, sulfur content, aromatic content, oxygen content, reid vapor pressure, and dye content. Petro shall obtain and retain such documentation as required by applicable law.

     (b) Petro shall exercise, and shall use commercially reasonable efforts to require Petro Operators reselling Mobil Motor Fuels to exercise, the degree of care and diligence commercially reasonable and necessary to ensure that Petro's receipt, handling, storage, transportation, sale or use of Mobil Motor Fuels received under this Agreement will be in continued compliance with all applicable legal requirements for Mobil Motor Fuels including, without limitation, any federal, state and local requirements for cetane rating, sulfur content, aromatic content, oxygen content, reid vapor pressure, and dye content.

     (c) Petro hereby grants to Mobil and its contractors and agents permission to obtain Mobil Motor Fuels samples at Branded Sites as provided below. Petro shall arrange for Petro Operator to permit Mobil and/or its contractors and agents, upon reasonable prior notice, to enter upon the premises of Petro Operators from time to time to take Mobil Motor Fuel samples for analysis to ensure compliance with all federal, state and local diesel requirements. Petro shall implement it's own oversight program as soon as possible after the execution of this Agreement to ensure that Mobil Motor Fuels supplied by Mobil: 1) are not mixed with motor fuel that does not comply with all federal, state, and local motor fuel content requirements, or 2) is not otherwise contaminated. Petro or an authorized third party shall retain for three (3) years the results of all tests conducted on Mobil Motor Fuel samples in connection with a customer complaint.


                                  ARTICLE 10
                               Proprietary Signs
                               -----------------

10.1 I. D. Sign and Imprinter Rental.  Mobil hereby sells or leases to Petro,
     -------------------------------
     and Petro hereby agrees to pay Mobil the cost or rental attributable to each sign, imprinter, POS terminal and other equipment. The rental, if any shall be payable when due and shall be no higher than the rental Mobil charges its other distributors for POS terminals. Should Petro's right to use any such sign cease to exist in accordance with the terms of this Agreement, any annual rental paid in advance to Mobil on such sign shall be proportionately refunded to Petro based on the unused time remaining for the applicable period.

10.2 Proprietary Equipment.  Mobil has developed certain proprietary equipment
     ---------------------
     of unique design for use in the retail sale of gasoline, including Mobil Blue Island Fascia Fixtures and Mobil Hi-Hose Fascia Lights, Mobil Canopy Legends, and Mobil Price signs (hereinafter called the "Proprietary Equipment"). During the Term of this Agreement, Mobil hereby agrees to sell, either itself or through a designated vendor, to Petro, on the same terms as other distributors, such Proprietary Equipment and signs (except for Mobil I. D. signs) for use at Petro Branded Sites approved by Mobil to sell Mobil Gasoline or its Mobil branded Operator Sites. Mobil does not warrant or guarantee any equipment or signs. Petro accepts all Proprietary Equipment AS IS. WITH RESPECT TO PROPRIETARY EQUIPMENT SOLD TO PETRO THROUGH A DESIGNATED VENDOR, MOBIL SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. With respect to Proprietary Equipment sold to Petro by Mobil, Mobil agrees to transfer to Petro any and all manufacturer's warranties. Petro agrees to sell back said Proprietary Equipment to Mobil in accordance with the terms set forth herein. Mobil shall have the right upon reasonable advance notice from time to time to take an inventory of Petro's Proprietary Equipment and signs, and

     Petro agrees to cooperate fully with Mobil with regard to any such inventory.

10.3 Petro Proprietary Equipment Purchase.  Petro hereby agrees to provide no
     ------------------------------------
     less than forty-five (45) days' advance written notice to Mobil and to offer any such Proprietary Equipment to Mobil for its repurchase upon
     debranding of a Branded Site.   Mobil will have forty-five (45) days from
     the date of offer to accept. All prices paid by Petro for said Proprietary Equipment must be substantiated by Petro by copy of the original invoice for said Equipment. The price that Mobil shall pay to repurchase said Equipment shall be as follows:

     (a) For all Mobil Blue Island Fascia Fixtures, and Mobil Hi-Hose Fascia Lights, the purchase price shall be the then current market value for such Mobil Blue Island Fascia Fixtures and Mobil Hi-Hose Fascia Lights, but not more than the original price paid by Petro less 10% per year depreciation to a minimum of fifty dollars ($50.00) per complete fixture.

     (b) For the Mobil Canopy Legends, the purchase price shall be the then current in place value, but not more than the original price of the legend, less 20% per year depreciation to a minimum of $10.00 per Mobil Canopy Legend.

     (c) For the Mobil Price Signs, the purchase price to Mobil shall be the lower of the fair market value of the signs(s) at the time of the offer or the original purchase price paid by Petro less 20% per year depreciation to a minimum of 10% of the original purchase price.

     (d) For all other future proprietary equipment, Petro shall be advised in writing of the applicable depreciation which shall then apply.

10.4 Return of Proprietary Signs and Equipment.  Upon the termination or
     -----------------------------------------
     nonrenewal of this Agreement, or upon withdrawal of approval by Mobil of a Branded Petro Site, Petro shall return any signs, POS terminals and credit card imprinters rented or purchased from Mobil in accordance with the terms of this Agreement. In event Mobil does not wish to repurchase such proprietary signs and equipment, Petro can dispose of the equipment and signs. In the case where Petro has purchased the sign(s) and/or equipment from Mobil, Petro shall return said signs to Mobil upon receipt of monies, if any, owed by Mobil to Petro for said signs and equipment in accordance with the terms of the depreciation schedule set forth in Section 10.3 above. In the case of Mobil I.D. signs, Petro shall return said signs to Mobil upon termination, nonrenewal or withdrawal of approval.

10.5 Installation of Signage and Proprietary Equipment.
     --------------------------------------------------
     For Diesel branding, Mobil shall diligently undertake installation of the Mobil Diesel Hi Rise Sign, Canopy Legend and decals in a safe and workmanlike manner and Mobil shall warrant such installation to the extent customary in the industry. Petro shall install in a safe and workmanlike
     manner all exit signs concurrent with annual interstate renewal.   For
     Gasoline branding, Petro shall diligently undertake installation of all signs and other identification customarily required by Mobil for gasoline branding in a safe and workmanlike manner and in accordance with Mobil's Retail Image Standards.

10.6 Licenses and Permits.  Petro shall obtain and keep in good standing all
     --------------------
     necessary licenses and permits
     with respect to all equipment, including without limitation motor vehicle equipment, and signs used by Petro in the sale and distribution of Mobil Motor Fuels covered by this Agreement.


                                   ARTICLE 11
                        Retail Credit and Debit Program
                        -------------------------------

11.1 Retail Credit and Debit Program.  For so long as Mobil offers to Petro and
     -------------------------------
     Petro elects to participate in Mobil's Retail Credit and/or Debit Program ("Program"), Petro shall comply with the Program, as the same may be amended system wide by Mobil from time to time, as set forth in Mobil's current Credit Card Instructions, Form CO-66 ("Instructions"). Petro shall cooperate fully in preventing sales to persons not authorized to use the credit or debit card presented for payment. Petro acknowledges receipt of a copy of the Instructions, and that Petro has read them and is familiar with them. Petro shall keep the Instructions at Petro's company operated locations for reference by Petro and its employees. Petro shall be responsible for the acts of Petro and its employees with regard to the Instructions. Mobil reserves the right, upon forty-five (45) days' advance notice or such shorter notice as is reasonable under the circumstances, to terminate or otherwise limit Petro's participation in the Program for Petro's violation of the Instructions.

11.2 Program Participation by Petro's Operators.  Upon written approval by
     ------------------------------------------
     Mobil, which approval shall not be unreasonably withheld, conditioned or delayed, and Mobil Oil Credit Corporation, Petro shall authorize Petro Operators at Operator Branded Sites to participate in the Program provided that each such operator: (a) agrees to the terms of this Article and of the Instructions; (b) agrees to read and become familiar with the Instructions and to maintain them at such operator's site for reference by such operator and its employees; and (c) cooperates fully in preventing sales to persons not authorized to use the credit or debit card presented for payment. Petro will use commercially reasonable efforts to ensure that each Petro Operator participating in the Program complies fully with the terms of this Article and of the Instructions, and Petro shall be responsible for the acts of Petro Operators and their employees in that regard. Mobil reserves the right, upon notice, to terminate or otherwise limit the participation by Petro's Operators in the Program.

11.3 Reimbursement for Credit and/or Debit Transactions.  For all sales made by
     --------------------------------------------------
     Petro or Petro Operators at Branded Sites in accordance with the Program, Mobil shall, in its sole discretion, either pay Petro or credit to Petro's account the face amount of each credit or debit sales ticket delivered or electronically transmitted to Mobil, less such charges as Mobil may establish systemwide for participation in the Program, provided any required manual delivery of the credit or debit sales ticket is made within the time specified by Mobil, but not later than fifteen (15) days after such sale. Unless otherwise agreed in writing by Mobil, Petro and Petro Operators may use the Program only in accordance with the Instructions.

11.4 Point of Sale Program Participation.  Petro shall participate, and shall
     -----------------------------------
     require, as a condition of their agreement to sell Mobil Motor Fuels, Petro Operators who agree to sell and distribute Mobil Diesel or Mobil Gasoline pursuant to a supply agreement with Petro to participate, in Mobil's sponsored point of sale ("POS") programs on the same basis as Mobil makes such POS programs available to other PMPA franchisees. Petro shall execute Mobil's current POS Maintenance and System Access

     Agreement for Electronic Point of Sale Terminals.

11.5 Remedies.  If Petro or Petro Operators fail in any material respects to
     ---------
     comply with the Instructions, POS Maintenance and System Access Agreement for Electronic Point of Sale Terminals, including without limitation the requirement that Petro and Petro Operators take reasonable precautions to prevent sales to unauthorized persons, Mobil may, in addition to any other remedy which may be available to it, take any one or more of the following actions it deems necessary in its sole discretion: (a) charge back to Petro's account the amount of any credit or debit transaction and any costs incurred by Mobil; (b) upon reasonable advance notice, impose special terms and procedures on Petro's or a Petro Operator's participation in the Program; or (c) upon reasonable advance notice, exclude Petro (if Petro's failure) or any Petro Operator (if Petro Operator's failure) from participation in the Program. Failure by Petro or Petro Operators to comply in any material respect with the Instructions, Point of Sale Participation Agreement or Lease Agreement for Electronic Credit Card Point of Sale Terminal, or failure by Petro or Petro Operators to pay promptly any charge to Petro's account resulting from such failure, shall constitute grounds for Mobil to disapprove or withdraw its approval of any Branded Site. Repeated failures by Petro may constitute a default of this Agreement. Petro shall, upon reasonable advance notice, immediately return to Mobil any manual credit card imprinter and/or electronic credit card point of sale terminal leased to Petro by Mobil, whether such terminal is at a Petro Branded Site or at a Operator Branded Site.


                                  ARTICLE 12
                                Indemnification
                                ---------------

12.1 (a) By Petro. Petro shall indemnify, defend, save and hold harmless Mobil and Mobil's Representatives (other than Petro employees acting on behalf of Mobil and as defined below), from and against any and all claims, liabilities, damages, lawsuits, deficiencies, fines, penalties, costs and expenses, including reasonable attorney's fees (herein, the "Damages"), incurred by Mobil or its Representatives (other than Petro employees acting on behalf of Mobil) principally as a result of: (i) any inaccuracy of any representation or warranty made by Petro in this Agreement and/or the failure of Petro to comply with any agreement or covenant of this Agreement; (ii) the acts or omissions of Petro or any of its Representatives; (iii) the acts or omissions of Petro Operators in violation of Article 9 of this Agreement; (iv) Petro's receipt, loading, transportation, unloading, storage, handling, sale, use or other disposition of Mobil Motor Fuels covered by this Agreement; (v) any transactions entered into by, or events of, Petro or any of its Representatives or agents. For the purposes of this Section 12(a), the term "Mobil" shall include any subsidiary or affiliate of Mobil as provided in Sections 2.3(a) and 2.6.

     (b) By Mobil. Mobil shall indemnify, defend, and save and hold harmless Petro and Petro's Representatives (other than Mobil employees acting on behalf of Petro) from and against any and all Damages incurred by Petro or its Representatives (other than Mobil employees acting on behalf of Petro) principally as a result of: (i) any inaccuracy of any representation or warranty made by Mobil in this Agreement and/or the failure of Mobil to comply with any agreement or covenant of this Agreement; or (ii) any transactions entered into by, or events, acts or omissions of, Mobil or its Representatives.

     (c) "Representatives" of a person or entity shall mean all officers, directors, shareholders, employees, partners, members, managers, agents, associates, accountants and attorneys of that person or entity or any subsidiary, partner or member of such person or entity.

12.2 Claims.  Mobil shall have no liability to Petro for any defect in quality,
     ------
     or shortage in quantity, of any products sources from Exhibit D Terminals covered by this Agreement unless Petro gives Mobil notice of Petro's claims within (a) two business days after receipt for shortages in quantity of products; or (b) four business days after receipt (or discovery in the case of any latent defect) for quality deficiencies, and further provides Mobil with a reasonable opportunity to inspect the products and take test samples. In no event shall Mobil's liability for claims under this Section
     12.2 exceed the purchase price of the Mobil Motor Fuel in question together with any reasonable out-of-pocket expenses incurred by Petro resulting from damage or injury that is shown to have resulted from diesel fuel or gasoline supplied by Mobil from any of the Exhibit D Terminals. With respect to product supplied by Mobil from an alternate source, the parties will jointly coordinate in pursuing and resolving any claim against the supplier for defect in quality, or shortage in quantity. Notwithstanding notice by either party, any claim by either party shall be waived and barred unless asserted by the commencement of an action in a court of competent jurisdiction within twelve (12) months after the event, action, or inaction to which such claim relates, except for claims for billing disputes or product sensitivity which shall be brought not more than six
     (6) months from the date the dispute is alleged to have occurred.

12.3 Limitation of Liability.  In no event shall Mobil or Petro be liable under
     -----------------------
     this Agreement for prospective profits or special, indirect, or consequential damages.

12.4 General Insurance Requirements.  Petro shall obtain, renew and keep current
     ------------------------------
     during the Term of this Agreement all insurance required by applicable law and, in addition, insurance reasonably satisfactory to Mobil including, but not limited to, general liability and automobile liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence.
     In the case where Petro uses its owned or leased transports in the operation of its business, the general liability and automobile liability insurance shall include coverage against pollution incidents occurring during transit including, without limitation, those which result from collision or overturn, fire or explosion. In the case where Petro does not have its own transports but uses a common carrier, Petro represents that all transport common carriers used by Petro to carry Mobil Motor Fuels shall at all times maintain insurance at the levels required by the Hazardous Materials Transportation Act.

12.5 Underground Storage Tank Insurance.  Petro shall also be required to obtain
     ----------------------------------
     pollution liability insurance for any underground storage tanks owned, leased or used by Petro with limits of not less than one million dollars ($1,000,000) per occurrence, two million dollars ($2,000,000) aggregate. Pollution insurance coverage described in this Section 12.5 is not required until such time as the Federal Underground Storage Tanks Financial Responsibility requirements become applicable. Petro's obligation to obtain pollution insurance coverage for underground storage tanks may be met by participation in an EPA approved state cleanup fund or similar program covering contamination from underground storage tanks or by satisfying any of the other financial assurance test requirements of the

     Federal Financial Responsibility Regulations. Petro shall provide to Mobil, upon request, evidence reasonably satisfactory to Mobil of such participation in a clean up fund or compliance with the Federal financial assurance tests applicable to clean up of spills and leaks. If at any time Petro ceases participating in a state cleanup fund or similar program or ceases meeting the Federal financial assurance tests, Petro shall be required to provide Mobil with evidence of pollution insurance in the amounts provided herein. The term "Underground Storage Tank" shall include, but not be limited to, all piping, lines and accessories connected to or made a part of a petroleum underground storage tank. Petro shall pay all premiums and assessments charged for the above-described insurance and any other insurance Petro may carry. In the event that any such policy is terminated, canceled or materially changed, Petro shall promptly procure a new or substitute policy containing substantially the same or additional coverage as was previously provided to be effective with the expiration of the canceled or terminated policy, or the material change.


                                  ARTICLE 13
                                 Force Majeure
                                 -------------

13.1 Neither party shall be liable for cost, expense, loss, damage or demurrage due to any delay or failure in performance of its obligations to purchase or sell Mobil Motor Fuels under this Agreement for any reason or cause which such party determines is beyond its reasonable control, when acting in good-faith and in the ordinary course of business, which reason or cause shall include, but not be limited to, the following:

     (a) either party's compliance with any order, rule, regulation, direction or request of any governmental authority or person purporting to act therefor; or

     (b) When the supply of products or any facility or production, storage, transportation, distribution or delivery contemplated by either party is interrupted, unavailable or inadequate.

          Neither party shall be required to remove or remedy any such reason or cause, or remedy any contingency of the nature described herein, if to do so would involve substantial expense or a departure from such party's normal business practice.

13.2 Allocation.  In the case of any contingency described in Section 13.1,
     ----------
     Mobil may allocate to and between Petro and Mobil's other branded motor fuels distributors such quantities of Mobil Motor Fuels from Exhibit D Terminals as Mobil determines in the exercise of its ordinary business judgment it has available for distribution to that class of trade from any given terminal or point of supply, provided that Mobil's plan of allocation shall not unreasonably discriminate between Petro and Mobil's other distributors. In all instances in this Article 13 wherein a determination of Mobil is referred to, such determination shall be made in Mobil's reasonable discretion while acting in the ordinary course of business.

                                  ARTICLE 14
                          Termination and Nonrenewal
                          --------------------------

14.1 Termination or Nonrenewal of Agreement and Franchise Relationship.  Mobil
     -----------------------------------------------------------------
     may terminate or nonrenew this Agreement, the franchise and the franchise relationship between the parties pursuant to the applicable provisions of the PMPA or for material breach of any provision of this Agreement in the event the PMPA is no longer applicable to this Agreement. Attached is a copy of the PMPA Summary prepared by the Department of Energy, which is to be furnished, subject to any amendments or modifications, with any notice of termination or nonrenewal by Mobil. Mobil's termination or nonrenewal of this Agreement in no way affects Petro's rights and obligations with respect to its franchisees under the "Petro Stopping Centers" franchise. This PMPA franchise relationship is separate and apart from the "Petro Stopping Centers" franchise.

14.2 Right of Termination Due to Governmental Action.  If any federal, state or
     -----------------------------------------------
     local governmental action results in the adoption of orders, rulings, ordinances, regulations, laws or other requirements that (a) significantly alter the reasonable expectations of the parties at the time of entering into this Agreement; or (b) modify in any way the present relationship of Mobil Oil Corporation's exploration, production, supply, transportation, refining or marketing functions to the structure of Mobil Oil Corporation, then the affected party may terminate this Agreement upon not less than one hundred and eighty (180) days' prior written notice to the other party.

14.3 Accrued Rights.  Any termination or nonrenewal shall be without prejudice
     --------------
     to Mobil's or Petro's accrued rights.

14.4 Remedies of the Parties.  Subject to Section 13.1, in the event of any
     -----------------------
     default by Petro or any failure or refusal by Petro to perform any of the agreements, covenants, conditions or provisions of this Agreement, Mobil may, in addition to its right to terminate or nonrenew this Agreement, the franchise and the franchise relationship between the parties and upon advance notice, suspend all deliveries of Mobil Motor Fuels to Petro until such default has been corrected or remedied. Subject to Article 13 of this Agreement, (i) in the event of any default by Mobil or any failure or refusal by Mobil to perform any of the agreements, covenants, conditions or provisions of this Agreement, and (ii) such default, failure or refusal by Mobil continues for ninety (90) days after notice without cure, and (iii) the default, failure or refusal by Mobil is material and results in or could reasonably result in substantial harm to Petro, then (iv) Petro may terminate this Agreement upon ninety (90) days notice. The rights and remedies given to the parties in this Agreement are distinct, separate and cumulative, and no one of them, whether or not exercised by the party, shall be deemed to be in exclusion of any others provided for in this Agreement, or by law or equity. The losing party shall pay the prevailing party's reasonable attorneys' fees and costs in the event either party sues successfully to enforce any of the provisions of this Agreement.

                                  ARTICLE 15
                          Assignment and Survivorship
                          ---------------------------

15.1 Assignment by Petro. This Agreement may be transferred and assigned by
     -------------------
     Petro to any purchaser of Petro, subject to the prior written consent of Mobil, which consent will not be unreasonably withheld or delayed. In the event Mobil refuses to give its consent within fifteen (15) days of the request therefore, this Agreement shall be deemed to terminate, subject to reconciliation between Mobil and Petro of any amounts accrued, due and payable through the date of such termination, and thereafter this Agreement shall be deemed to be of no further force and effect. If an assignment by Petro is approved by Mobil pursuant to this Section 15.1, the assignee must agree in writing, reasonably satisfactorily to Mobil, to be bound by all of the terms and conditions of this Agreement and to be liable for carrying out all of Petro's obligations hereunder. Any assignee must meet Mobil's reasonable standards and requirements, including but not limited to credit and business qualifications. If an assignment by Petro is approved by Mobil pursuant to this Section 15.1, the assignee must agree in writing satisfactory to Mobil to be bound by all of the terms and conditions of this Agreement and to be liable for carrying out all of Petro's obligations under this Agreement and Petro shall not be relieved of its obligations or liabilities under this Agreement unless expressly agreed in writing by Mobil. Any assignee must meet Mobil's reasonable standards and requirements, including but not limited to credit and business qualifications.

15.2 Assignment by Mobil.  Mobil may assign this Agreement, franchise and
     -------------------
     franchise relationship only to another oil marketing and refining company that will agree in writing to assume all of Mobil's obligations under this Agreement. Such assignment shall not affect Petro's rights and obligations under this Agreement in any way.


                                  ARTICLE 16
                           Miscellaneous Provisions
                           ------------------------

16.1 Notices.  Except as otherwise expressly provided in this Agreement and
     -------
     except for notices required under the PMPA, all notices under this Agreement shall be in writing, duly signed by the party giving such notice, and shall either be delivered via facsimile, personally (to the Distillate Manager for notices to Mobil), or transmitted by certified or registered mail, or other form of receipted delivery, or overnight delivery service, to the address and party specified below, unless changed by written notice. Except where receipt is expressly required, notice shall be deemed given on the date such notice is personally delivered or deposited in the United States mail or with a courier, postage prepaid, and properly addressed.

     Notice to Mobil:               Notice to Petro:

     Mobil Oil Corporation          Petro Stopping Centers, L.P.
     3225 Gallows Road              6080 Surety Drive
     Fairfax, VA  22037             El Paso, TX 79905

     ATTN:  Distillate Business     ATTN: Sr. V.P. Operations
            Manager                 6080 Surety Drive
                                    El Paso, Texas 79905

                                    With a copy to:

                                    General Counsel
                                    6080 Surety Drive
                                    El Paso, Texas  79905

                                    and a copy to
                                    Director of Fuel Purchasing and
                                      Transportation
                                    ______________________________________
                                    ______________________________________

16.2 Severability.  If any provision of this Agreement or portion thereof, or
     ------------
     the application thereof to any person or circumstance, is finally determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement.

16.3 Headings.  The headings and organization of the Articles, Sections and
     --------
     Paragraphs of this Agreement are for convenience only and in no way limit, amplify or otherwise affect the other provisions of this Agreement.

16.4 Amendments.  No modification of this Agreement shall be binding upon Mobil
     ----------
     or Petro unless in writing and signed by the authorized representative of Mobil and by the Petro. Part performance shall not be deemed a waiver of this requirement.

16.5 Strict Performance.  Either party's right to require strict performance
     ------------------
     shall not be affected by any previous waiver or course of dealing.

16.6 Waivers.  Unless a specific time requirement is set forth in this
     -------
     Agreement, no failure or delay on the part of Mobil or Petro in exercising any of their respective rights under this Agreement shall operate as a waiver of such rights. No single or partial exercise of any rights under this Agreement shall preclude any other or further exercise of such rights or the exercise of any other rights under this Agreement or otherwise under law.

16.7 Entire Agreement.  This instrument, including any attachments and documents
     ----------------
     incorporated herein, contains the entire agreement covering the subject matter and supersedes any prior agreement between the parties with respect to this subject matter. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS, OR WARRANTIES AFFECTING THIS AGREEMENT WHICH ARE NOT FULLY SET FORTH HEREIN.

16.8   Applicable Law.  This Agreement shall be governed by and construed in
       --------------
       accordance with the internal laws of the State of Delaware.

16.9   Taxes.  The amount of any tax, fee or duty now or hereafter imposed by
       -----
       Federal, state or local governments or agencies (not included in the price or otherwise paid by Petro) in respect to or measured by (a) this Agreement; (b) the Mobil Motor Fuels or constituent materials covered hereby; or (c) the manufacture, storage, sale, use or handling of Mobil Motor Fuels or materials, shall be paid by Petro to Mobil, unless Petro shall be required by law to pay the same directly to the governmental authority.

16.10  Right of Entry.  In addition to the rights granted to Mobil under Section
       --------------
       3.4, Petro shall permit Mobil or its authorized agents, contractors or representatives to enter the premises of Petro or use commercially reasonable efforts to arrange for Mobil or its authorized representatives to enter the premises of Petro's Operators to take any action to preserve the integrity of Mobil signs, trademarks, service marks or brand names. Mobil shall not be liable for any lost profits or similar consequential damage claim for interference with Petro's businesses as result of such entry.

16.11  Gender.  Where appropriate, masculine and feminine forms and plural and
       ------
       singular forms shall be deemed to include the other as the context may require.

16.12  Approval and Execution by The Parties.  This Agreement shall not be
       -------------------------------------
       binding upon either party until approved and signed on each party's behalf by an authorized representative.

16.13  Dispute Resolution.  If any dispute arises between Mobil and Petro
       ------------------
       relating to Sections 1.6 or 2.1(b), prior to the commencement of any legal action to interpret or enforce those provisions, Mobil and Petro shall first make a good faith attempt at Alternative Dispute Resolution
       (ADR). Without intending to limit the scope or method of ADR to be employed by subsequent mutual agreement, the parties agree and commit to at least the following effort:

       (a) The party seeking to initiate the procedure (the "Initiating Party") shall give written notice to the other party, describing in general terms the nature of the Dispute, the Initiating Party's claim for relief and identifying one or more individuals with authority to settle the Dispute on such party's behalf. The party receiving such notice (the "Responding Party") shall have ten (10) business days within which to provide the basis for disputing the Initiating Party's claim for relief and to designate one or more individuals with authority to settle the Dispute on such party's behalf. (The individuals so designated shall be known as the "Authorized Individuals".)

       (b) The Authorized Individuals shall agree to meet promptly, but in no event later than thirty (30) days from the date of the Notice of Dispute. If the Dispute has not been resolved within thirty (30) days from the date of their initial meeting, any party may request that ADR be ended in which case the parties may then pursue available legal remedies.

       (c) The parties agree that ADR attempts will be considered a compromise negotiation for purposes of the Federal and State Rules of Evidence and constitute privileged communications and agree, upon request, to execute an agreement regarding that status. The entire ADR process is confidential, and no stenographic, visual or audio record may be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the ADR by any party, by their agents, employees, representatives or other invitees and by the mediator are confidential and, in addition and where appropriate, are deemed privileged. Such conduct, statements, promises, offers, views and opinions are not discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding involving the parties, and may not be disclosed to anyone not an agent, employee, expert, witness, or representative of any of the parties, provided however that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

       (d)    This Section 16.13 applies only to Disputes relating to Sections
              1.6 and 2.1(b). In no event may this Section 16.13 be construed as requiring Mobil or Petro to engage in ADR prior to exercising any other right or remedy including, without limitation, Mobil's right to nonrenew its franchise relationship with Petro or terminate this Agreement under the PMPA, or to withdraw its approval to brand any Branded Site.

16.14  Incorporation by Reference.  Each of the Exhibits and Schedules to this
       --------------------------
       Agreement is incorporated herein by reference as though fully set forth in the text of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.


                                     MOBIL OIL CORPORATION

/s/
---------------------         By:     /s/ KEVIN T. WEIR
Witness                              ---------------------------------
                              Name:    KEVIN T. WEIR
                                     ---------------------------------
                              Title:   Distillate Business Manager
                                     ---------------------------------


                                     PETRO STOPPING CENTERS, L.P.


/s/                           By:      /s/ JAMES A. CARDWELL, Sr.
---------------------                ---------------------------------
Witness                       Name:    JAMES A. CARDWELL, SR.
                                     ---------------------------------
                              Title:   President
                                     ---------------------------------

                                   EXHIBIT A
                    TO PMPA MOTOR FUELS FRANCHISE AGREEMENT

                            BETWEEN MOBIL AND PETRO


                   COMPANY OPERATED SITES AND OPERATOR SITES
                         APPROVED FOR DIESEL BRANDING


PETRO OPERATED:                     FRANCHISEE OPERATED:
---------------                     --------------------
El Paso, Texas                      Claysville, Pennsylvania
Weatherford, Texas                  Milton, Pennsylvania
Beaumont, Texas                     Breezewood, Pennsylvania
San Antonio, Texas                  Monee, Illinois
Eloy/Casa Grande, Arizona
Corning, California
Amarillo, Texas                     EXCEPTED FRANCHISE SITES:
Shreveport, Louisiana               Salena, Kansas
Hammond, Louisiana                  New Paris, Ohio
West Memphis, Arkansas              York, Nebraska
Milan, New Mexico                   Fargo, North Dakota
Knoxville, Tennessee
Kingman, Arizona
Oklahoma City, Oklahoma
Perrysburg/Toledo, Ohio
Kingdom City, Missouri
Bucksville, Alabama
Girard/Youngstown, Ohio
Effingham, Illinois
Atlanta, Georgia
Laramie, Wyoming
Medford, Oregon
Ocala, Florida
Vinton, Texas
Kingston Springs, Tennessee
Shorter, Alabama
North Little Rock, Arkansas
North Baltimore, Ohio
Wheeler Ridge, California*



*operated by Petro Travel Plaza LLC

                                   EXHIBIT B

                    TO PMPA MOTOR FUELS FRANCHISE AGREEMENT
                            BETWEEN MOBIL AND PETRO

                          LIST OF TRUCKSTOPS - SITES


                                 APPROVED FOR
                               GASOLINE BRANDING

PETRO OPERATED:                     FRANCHISEE OPERATED:
--------------                      --------------------

Eloy, Arizona                       Monee, Illinois
Kingman, Arizona
Ocala, Florida
Effingham, Illinois
Hammond, Louisiana
Shreveport, Louisiana
Kingdom City, Missouri
Beaumont, Texas
El Paso, Texas
San Antonio, Texas
Milan, New Mexico
North Baltimore Ohio
Toledo, Ohio
Vinton, Texas, Arkansas
Weatherford, Texas, Ohio
Wheeler Ridge, California*



*operated by Petro Travel Plaza LLC

                                   EXHIBIT C
                    TO PMPA MOTOR FUELS FRANCHISE AGREEMENT



                             INTENTIONALLY OMITTED

                                   EXHIBIT D
                    TO PMPA MOTOR FUELS FRANCHISE AGREEMENT

                      TERMINAL LOCATIONS/PRICE/QUANTITIES
                      -----------------------------------

                          Petro Stopping Centers D-7
                   Contract Effective Period 1/1/99-12/31/99

                                                                                       ----------------------------------  ---------
                                                                                          Annual            Monthly        Gasoline
-------------------------------------------------------------------------------------------------------------------------  ---------
                                                                           Diesel                         110%     110%
                                                                           Discount     100%     110%     1999     1999
                                                                           to OPIS      1999     1999     Base     Max     Gasoline
                            Terminal           Supply       Diesel         Contract     Base     Max      MG/      MG/      Volume
Truckstop Location    ST    Location           Source      OPIS City       Average      MG/YR    MG/YR    Month    Month   (MG/YR)
                                                                           (+/- CPG)
-------------------------------------------------------------------------------------------------------------------------  ---------
Company Operated
-------------------------------------------------------------------------------------------------------------------------  --------
WEST MEMPHIS          AR  Memphis, TN       Truman Arnold  Memphis         -1.05        14,964   16,460   1,247    1,372
-------------------------------------------------------------------------------------------------------------------------  ---------
NORTH LITTLE ROCK     AR  Little Rock, AR   Truman Arnold  Little Rock     -1.05         6,288    6,917     524      576
-------------------------------------------------------------------------------------------------------------------------  ---------
KINGMAN (1)           AZ  Las Vegas, NV     Calnev         Las Vegas       -1.30        15,876   17,464   1,323    1,455
-------------------------------------------------------------------------------------------------------------------------  ---------
KINGMAN (1,2)         AZ  Las Vegas, NV     Calnev                                                                           1,181
-------------------------------------------------------------------------------------------------------------------------  ---------
KINGMAN (3)           AZ  Phoenix           Mobil
-------------------------------------------------------------------------------------------------------------------------  ---------
ELOY                  AZ  Phoenix, AZ       Mobil          Phoenix         -1.80         7,248   7,973      604      664      1235
-------------------------------------------------------------------------------------------------------------------------  ---------
SHREVEPORT (1)        LA  Waskom, TX        Mobil          Shreveport      -1.25        12,552  13,807    1,046    1,151
-------------------------------------------------------------------------------------------------------------------------  ---------
SHREVEPORT (1)        LA  Waskom, TX        Mobil          Shreveport                                                         1106
-------------------------------------------------------------------------------------------------------------------------  ---------
HAMMOND               LA  Garyville, LA     Marathon       Baton Rouge     -0.75         7,092   7,801      591      650       821
-------------------------------------------------------------------------------------------------------------------------  --------
NORTH BALTIMORE       OH  Oregon, OH        Marathon       Toledo          -0.80         8,796   9,676      733      806
-------------------------------------------------------------------------------------------------------------------------  ---------
NORTH BALTIMORE (1,5) OH  Woodhaven. MI     Mobil          Detroit          +.60                                               742
-------------------------------------------------------------------------------------------------------------------------  ---------
MILAN                 NM  Albuquerque, NM   Navajo         Albuquerque     -1.60         4,776   5,254      398      438
-------------------------------------------------------------------------------------------------------------------------  ---------
MILAN (6)             NM  Ciniza, NM        Giant          Ciniza          -1.00                                              1036
-------------------------------------------------------------------------------------------------------------------------  ---------
STONY RIDGE           OH  Oregon, OH        Marathon       Toledo          -0.80        12,552  13,807    1,046    1,151
-------------------------------------------------------------------------------------------------------------------------  ---------
STONY RIDGE (4)       OH  Woodhaven. MI     Mobil          Detroit
-------------------------------------------------------------------------------------------------------------------------  ---------
KNOXVILLE             TN  Knoxville, TN     Louis Dreyfus  Knoxville       -0.80        11,472  12,619     956     1,052
-------------------------------------------------------------------------------------------------------------------------  ---------
KINGSTON SPRINGS(7)   TN  Nashville, TN     Exxon          Nashville       -0.70         5,928   6,521     494       543
-------------------------------------------------------------------------------------------------------------------------  ---------
BEAUMONT(4)           TX  Hebert, TX        Mobil          Beaumont        -0.85        13,380  14,718   1,115     1,227
-------------------------------------------------------------------------------------------------------------------------  ---------
WEATHERFORD           TX  Ft. Worth, TX     Mobil          Dallas/FtWorth  -1.10         8,640   9,504     720       792      1106
-------------------------------------------------------------------------------------------------------------------------  ---------
SAN ANTONIO           TX  San Antonio, TX   Exxon          San Antonio     -0.65         8,244   9,068     687      756        961
-------------------------------------------------------------------------------------------------------------------------  ---------
EL PASO               TX  El Paso, TX       Navajo         El Paso         -3.10        13,356  14,692   1,113    1,224       1166
-------------------------------------------------------------------------------------------------------------------------  ---------
VINTON                TX  El Paso, TX       Navajo         El Paso         -3.10         8,568   9,425     714      785       1165
-------------------------------------------------------------------------------------------------------------------------  ---------
KINGDOM CITY (8)      MO  St Louis          Phillips       St Louis        -1.80         6,223   6,845     519      570
-------------------------------------------------------------------------------------------------------------------------  ---------
KINGDOM CITY (1)      MO  St Louis          Phillips       St Louis                                                           1500
-------------------------------------------------------------------------------------------------------------------------  ---------
WHEELER RIDGE         CA  Bakersfield       Kern           Bakersfield     -2.00         2,822   3,104     941    1,035       1800
-------------------------------------------------------------------------------------------------------------------------  ---------

                                                                          -----------------------------------------------  ---------
                                                                          TOTALS      168,777  185,654  14,770   16,247     13,819
                                                                          -----------------------------------------------  ---------

FRANCHISE UNITS
-------------------------------------------------------------------------------------------------------------------------  ---------
MONEE                IL  LOCKPORT           Mobil          CHICAGO         -1.25        3,540    3,894    295      325         480
-------------------------------------------------------------------------------------------------------------------------  ---------

                                                                        -------------------------------------------------  ---------
                                                                           TOTALS       3,540    3,894    295      325       480
                                                                        -------------------------------------------------  ---------
                                                                        Grand Total   172,317  189,548 15,065   16,572      14,299
                                                                        -------------------------------------------------  ---------

             -----------------------------------------------------
                   1999 Diesel Reference Volume         172,317 MM
             -----------------------------------------------------

(1) For delivered locations, actual freight rates will be calculated as a separate charge and added to the price or billed separately for delivered locations, at year end a post audit will be done and Petro will be credited/debited for any changes in freight rates during the year.

Estimated freight rates are listed below:

(2) Mobil will credit Petro .75 cpg (from 3.65 cpg to 2.90 cpg for deliveries or directly applied to the invoice) for gasoline deliveries made by Winn Oil.

(3)  Served through Mobil Full-Line Distributors

(4) Mobil will offer Petro a 1 cpg discount on freight rate for gasoline delivered from Woodhaven due to the lack of a gasoline additive injection system available at the primary supply terminal (Oregon, OH) for the North Baltimore site. The original freight rate estimate of 3.15 cpg less the 1 cpg discount results in a 2.15 cpg discounted freight rate for gasoline. Effective 11/1/97, Petro will be invoiced as a separate line item, 2.15 cpg for both diesel and gasoline delivered from Woodhaven, MI, with the price of the diesel fuel increased 1 cpg to offset the lower invoiced freight rate. This action will result in an invoiced diesel price of OPIS plus .0060 cpg. (-0.004+0.0100=+0.006). Mobil will not offer the 1 cpg image refund as outlined on page 23 section 3.2 of this contract for this site.

(5) Truckstops lifting small quantities of Diesel Fuel with gasoline for the gasoline islands will be charged DTP prices if specific OPIS prices are not listed on the Exhibit D.

(6) Nashville's price is based on current supply logistics into Nashville, TN market. Any adjustments in pipeline tariffs will be passed on to Petro.

                                 SCHEDULE 1 TO

                                   EXHIBIT D
                    TO PMPA MOTOR FUELS FRANCHISE AGREEMENT

1.6(a) During the Term (as defined in Section 1.11 of the Agreement) and subject to Sections (b), (c), (d), and (e) below, Mobil shall not:

       (i) enter into an agreement to supply Mobil Diesel to, or approve any other Mobil distributor's supply of Mobil Diesel for retail sale to, any truckstop chain with any dealer to supply Mobil Diesel for retail sale as a Mobil-branded product at such dealer's retail outlet if such outlet is a Truckstop and would be, in Mobil's reasonable judgment exercised at the time of such agreement and taking into consideration facts known to Mobil at such time, in substantial competition with Mobil Diesel sales at a Branded Site; or

       (ii) approve any other Mobil distributor's supply of Mobil Diesel for retail sale as a Mobil-branded product to a retail outlet of such distributor or of a dealer of such distributor if such distributor or dealer outlet is a Truckstop and would be, in Mobil's reasonable judgment exercised at the time of such approval and taking into consideration facts known to Mobil at such time, in substantial competition with Mobil Diesel sales at a Branded Site; or

       (iii) enter into an agreement with a truckstop chain (defined as having at least 10 truckstops in 3 or more states), including any truckstop chain or the assets thereof that are acquired directly or indirectly by Mobil or a Mobil affiliate after the Effective Date of this Agreement as provided in Section 11.1.2 of the Fourth Amended and Restated Partnership Agreement of Petro, dated as of the date of this Agreement; or

       (iv) enter into an agreement with any dealer to supply Mobil Gasoline for retail sale as a Mobil-branded product at such dealer's retail outlet if such outlet would be, in Mobil's reasonable judgement exercised at the time of such agreement and taking into consideration facts known to Mobil at such time, in substantial competition with Mobil Gasoline sales at a Branded Site; or

       (v) enter into an agreement to supply Mobil Motor Fuels to, or approve any other Mobil distributor's supply of Mobil Fuels for retail sale to, any truckstop chain, in which Petro's reasonable judgment, has or is likely to develop an image which would be considered detrimental to the image of Mobil and Petro or their retail standards; or

       (vi) approve any other Mobil distributor's supply of Mobil Gasoline for retail sale as a Mobil-branded product to a retail outlet of such distributor or of a dealer of such distributor if such distributor or dealer outlet would be, in Mobil's reasonable judgement exercised at the time of such approval and taking into consideration facts known to Mobil at such time, in substantial competition with Mobil Gasoline sales at a Branded Site.

              In determining whether substantial competition exists with respect to Mobil Diesel sales at Branded Sites for purposes of this
              Section 1.6(a), Mobil agrees that substantial competition with Mobil Diesel sales at a Branded Site would exist if two Truckstops, each of which is either a "Full Service Travel Center" or a "Pumper Travel Center" (as those terms are defined below), both engaged in selling diesel fuel are located within 75 miles of each other along the same United States interstate highway or along a highway, major loop, bypass or artery that becomes the same United States interstate highway. In determining whether substantial competition exists with respect to Mobil Gasoline sales, Mobil may apply different criteria to different sites and locations or give different or no weight to the same or similar factors with respect to different sites and locations, if such determination is otherwise reasonable at the time of such determination. For purposes of this Agreement, "Full Service Travel Center" is a Truckstop having: separate diesel islands with a canopy and at least 6 fueling lanes; full service "sit down" restaurant or "food court"; driver's lounge with separate telephone area; showers; truck scales; large travel store with items for sale needed by truckers; and parking for 35 or more 18-wheelers. For purposes of this Agreement, "Pumper Travel Center" is a Truckstop having: separate diesel islands with a canopy and at least 3 fueling lanes; a convenience store; "quick service" food offering (branded fast food or in-house deli); driver's telephone area inside the building; and parking for 20 or more 18-wheelers.

1.6(b) Mobil's obligations under Section 1.6(a)(i) through (v) above apply only to Branded Sites which either:

       (i) are operating and selling Mobil Diesel and/or Mobil Gasoline as Mobil-branded product(s) under this Agreement; or

       (ii)   meet the following criteria:

              (1) have at any time been approved by Mobil for branding Mobil Diesel and/or Mobil Gasoline under Section 3.3 of the Agreement and have been the subject of written notice from Petro to Mobil given pursuant to Section 16.1 of the Agreement which notice described the proposed Branded Site in reasonable detail; and

              (2) within six (6) months following such notice, Petro, a real estate affiliate or Petro's nominee who holds real estate for Petro's benefit acquires an option to purchase or lease the site, exercises an option to purchase or lease the site, purchases the site or enters into a lease of the site for the operation of a Truckstop with, in the case of a lease, a lease term of not less than ten (10) years; and

              (3) following Petro's, Petro's real estate affiliate or Petro's nominee as outlined in (2) above lease or purchase of the site or the acquisition of an option exercisable by

                    Petro to acquire the site, Petro diligently pursues planning and construction of such Branded Site to completion.

1.6(c) Mobil's obligations under Section 1.6(a) do not apply to the following retail outlets:

       (i) any retail outlet, including Truckstops, which, on or before the Effective Date, had been subject to an agreement (as may be extended or renewed as provided for by contract or as required by applicable law) between Mobil and a dealer or distributor allowing such dealer or distributor to sell at such retail outlet Mobil Diesel and/or Mobil Gasoline as Mobil-branded products; or

       (ii) any retail outlet, including Truckstops, which, on or before the Effective Date of this Agreement, had been approved by Mobil for the retail sale of Mobil Diesel and/or Mobil Gasoline as Mobil-branded products; or

       (iii) any retail outlet which is located outside of the continental United States; or

       (iv) any retail outlet, including Truckstops, which is located a distance, as measured along roads of general use by trucks in the over-the-road trucking industry, of more than two (2) miles from the United States interstate highway network, or more than twenty
              (20) miles from the United States interstate highway network in the case of a retail outlet located on Indian lands, and which is not located on a highway, major loop, bypass or artery that becomes part of the United States interstate highway network.

1.6(d) Except as expressly provided in this Schedule I to Exhibit D, Mobil shall have the right directly or indirectly to market and sell Mobil Motor Fuels as Mobil-branded products at any retail outlet regardless of such outlet's proximity to a Branded Site. Nothing contained in this Schedule I to Exhibit D is to be construed as applying to, prohibiting or limiting in any respect:

       (i) Mobil's right to solicit and directly sell to end-users of motor fuels including, but not limited to, fleet accounts;

       (ii) Mobil's right to sell or supply diesel products for retail sale on an unbranded basis; or

       (iii) Mobil's right to sell or supply products other than diesel or gasoline motor fuel for retail sale on a branded or unbranded basis.

1.6(e) Any dispute regarding the application of this Schedule I to Exhibit D is to be resolved in accordance with Section 16.13 of this Agreement.

                                 SCHEDULE 2 TO

                                   EXHIBIT D
                    TO PMPA MOTOR FUELS FRANCHISE AGREEMENT


2.4(a) For Mobil Diesel and Mobil Gasoline sourced from the Exhibit D Terminals, the price from the Effective Date through December 31, 1999 is as specified in Exhibit D.

        For each succeeding Calendar Year, the price will be as provided in Exhibit D as amended pursuant to Section 2.3.

2.4(b) The prices with respect to Mobil Diesel deliveries at Exhibit D Terminals (as they may be amended from time to time) are calculated as follows:

        (i) the daily contract average price for low sulfur conventional gross distillate published by OPIS as the 11:00 a.m. contract price for the OPIS Reference City specified in Exhibit D (the "Daily OPIS Contract Average Price"); less

        (ii) the OPIS Discount as specified for such Exhibit D Terminal (the "OPIS Discount")

        Such price is effective on the next day (12:00 a.m.) following publication of the Daily OPIS Contract Average Price through midnight, inclusive. For weekends and Mobil holidays, the Daily OPIS Contract Average Price is the last published Daily OPIS Contract Average Price preceding such weekend or holiday.

2.4(c) If OPIS ceases to publish the Daily OPIS Contract Average Price for the OPIS reference city specified for a delivery point, the Daily OPIS Contract Average Price for such delivery point is the daily contract average rack price of the product at terminals in the area of the delivery point determined as follows:

        (i) a price published by OPIS (specified by Mobil) generally reflecting daily contract average rack price for the product in such area.

        (ii) if OPIS does not publish a price generally reflecting a daily contract average price for the product in such area, such other published price, as Mobil may specify by written notice to Petro, generally reflecting a daily contract average rack price of the product in such area.

        (iii) if there is no published price generally reflecting a daily contract average rack price for the product in such area, such other method, as Mobil may reasonably specify by written notice to Petro, for determining the daily contract average rack price for product in such area. Such method may include, but is not limited to, the average of published daily contract rack prices for such area.

        (iv) In the event that for a period of thirty (30) consecutive days the Mobil DTP for diesel is lower than the OPIS-based price, then the parties shall meet to discuss whether the price charged to Petro shall be either DTP or a negotiated price for the next thirty (30) day period. After this period, the parties shall re-evaluate in accordance with this procedure, and Petro will be able to choose for each thirty (30) day period until the DTP is above the OPIS-based price.

2.4(d) The price for Mobil Gasoline is the Distributor Terminal Price in effect at the Exhibit D Terminal on the date the product is lifted. The price for Mobil Gasoline transported to the Delivered Sites, as that term is defined in Section 2.7, will be increase of Adjustment as mutually agreed. The Freight Adjustment may change and Mobil agrees to provide reasonable notice of such change to Petro.

2.4(e) If Mobil substitutes terminals pursuant to Section 2.1 other than those specified in Exhibit D, the price for the product supplied from such terminals will continue to be calculated based on the OPIS Reference City specified in Exhibit D without regard to the location of the designated terminal.

2.4(f) For diesel product supplied by Mobil from alternate sources, Mobil will invoice Petro for all diesel product purchased from all alternate sources in a timely manner and for the same amounts charged by and on the same terms and conditions of the third-party supplier.

2.4(g) For each Calendar Year during the Term of this Agreement, the annual Adjusted Base Volume of Mobil Diesel gallons to be purchased by shall have a Growth Factor as follows, to wit:

        1998 Adjusted Baseline Volume  =  164,897,225

        Calendar Year     Adjusted Current Year    Growth Factor      Volume
        -------------        Baseline Volume       -------------   After Growth
                             ---------------                       ------------

        Jan. 99 - Dec. 99        164,897,225            4.5%        172,317,600
        Jan. 00 - Dec. 00        172,317,600            4.5%        180,071,892
        Jan. 01 - Dec. 01        180,071,892            4.2%        187,634,911
        Jan. 02 - Dec. 02        187,634,911            4.0%        195,140,308
        Jan. 03 - Dec. 03        195,140,308            4.0%        202,945,920
        Jan. 04 - Dec. 04        202,945,920            4.0%        211,063,757
        Jan. 05 - Dec. 05        211,063,757            4.0%        219,506,307
        Jan. 06 - Dec. 06        219,506,307            4.0%        228,286,560
        Jan. 07 - Dec. 07        228,286,560            4.0%        237,418,022
        Jan. 08 - Dec. 08        237,418,022            4.0%        246,914,742
        Jan. 09 - Dec. 09        246,914,742            4.0%        256,791,332

        Extension for five (5) years beyond initial term shall utilize a 4% annual growth factor.



        * For purposes of calculating Mobil Diesel gallons purchased by Petro during Calendar Year 1999, Petro shall be entitled to include Mobil Diesel gallons purchased pursuant to the terms of the Original Agreement.

                                 SCHEDULE 3 TO
                                   EXHIBIT D

                    TO PMPA MOTOR FUELS FRANCHISE AGREEMENT


For purposes of this Agreement, "alternate source" means any source of diesel product supplied to Petro through Mobil that is not listed on Exhibit D as an Exhibit D Terminal and is not a back up source of supply designated by Mobil for any Exhibit D Terminal. With respect to diesel product supplied from alternate sources, Petro will propose to Mobil such alternate source of diesel supply including the name of the supplier, location, quantity, specifications and price. If the alternate source product meets or exceeds minimum industry specifications for diesel fuel and the alternate source procedures, Mobil will approve such alternate source. If Mobil approves such alternate source, Petro will make arrangements to lift the approved product and Mobil will pay such supplier's invoice in full unless Petro advises Mobil that it disputes the supplier's invoice. Upon such notice from Petro, Mobil shall suspend payment of said invoice until Petro resolves the dispute with the alternate source supplier. Petro shall exert commercially reasonable efforts to resolve such disputes with the alternate source supplier, unless resulting from Mobil's error, and shall indemnify and hold Mobil harmless from and against any losses, damages, claims, etc. relating to Petro's dispute of an alternate source supplier's invoice. If Mobil does not approve such alternate source for the permissible reasons described herein, Petro shall seek a different alternate source of diesel supply reasonably acceptable to Mobil. If the alternate source product meets minimum industry diesel specifications and the supplier agrees to the alternate source procedures described in this Agreement, Mobil shall approve the alternate source.

                                   EXHIBIT E

                GASOLINE MARKETING STATES AS OF EFFECTIVE DATE
                ----------------------------------------------

Arizona
So California To Bakersfield
Connecticut
Delaware
Florida
Illinois
N.W. Indiana
Louisiana
Maine
Massachusetts
Michigan
Minnesota
E. Missouri
New Hampshire
New Jersey
New York
North Carolina
N.W. Ohio
Pennsylvania
Rhode Island
Texas  (The counties East of Kerr County and Northeast of Guadalupe County plus
        Nueces Counties)
Vermont
Virginia
Wisconsin